UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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ADIENT PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Adient plc

Proxy Statement and Notice of

2020 Annual General Meeting of Shareholders

Important Notice Regarding the Availability of Proxy

Materials for the Annual General Meeting of Shareholders

to be held on March 12, 2020

The Notice of Annual General Meeting, Proxy Statement and the 2019

Annual Report are available at https://materials.proxyvote.com/G0084W.

NOTICE OF THE 2020

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO THE SHAREHOLDERS OF ADIENT PLC:

What:	2020 Annual General Meeting of Shareholders

When:	1:00 p.m., local time, on Thursday, March 12, 2020

Where:	Radisson Blu Hotel, Dublin Airport, Dublin, Ireland

Items of Business:	1. To elect, by separate resolutions, the following eight directors for a period of one year, expiring at the end of Adient’s Annual General Meeting of Shareholders in 2021:
	Julie L. Bushman	Douglas G. Del Grosso	Frederick A. Henderson
	Peter H. Carlin	Richard Goodman	Barb J. Samardzich
	Raymond L. Conner	José M. Gutiérrez

2.  To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2020 and to authorize, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration;

3. To approve, on an advisory basis, our named executive officer compensation, as described in the accompanying Proxy Statement;

4. To approve the adoption of Adient’s Amended and Restated Director Share Plan;

5. To receive and consider Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2019 and the reports of the directors and auditors thereon and to review the affairs of Adient; and

6. To transact such other business as may properly come before the Annual General Meeting or any adjournment thereof.

Proposals 1, 2, 3 and 4 are ordinary resolutions, which require the approval of a simple majority of votes cast at the meeting, assuming a quorum is present. There is no requirement under Irish law that Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2019 or the directors’ and auditors’ reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting. Adient’s Irish Statutory Accounts will be available at https://materials.proxyvote.com/G0084W on or about February 7, 2020.

Who Can Vote:	Shareholders of record at the close of business on January 15, 2020.

Voting:	YOUR VOTE IS VERY IMPORTANT. For instructions on voting, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail or, if you requested or received a hard copy of the proxy materials, on your enclosed proxy card. Any shareholder entitled to attend and vote at the Annual General Meeting may appoint one or more proxies, who need not be a shareholder of Adient to attend, speak and vote on your behalf. Proxies may be appointed at the times and in the manner set out in our proxy card.

Annual General Meeting Admission:	If you wish to attend the Annual General Meeting in person, please refer to the section entitled “Annual General Meeting Attendance” in the accompanying Proxy Statement for further details.

Annual General Meeting Questions:

PLEASE NOTE: The Annual General Meeting is expected to last less than 30 minutes. If you have any questions about the Annual General Meeting, please:

      •      e-mail Shareholder.Services@adient.com; or

      •      call 1-734-254-4912.

By Order of the Board of Directors,

Cathleen A. Ebacher

Vice President, General Counsel and Secretary

January 28, 2020

Adient plc 25-28 North Wall Quay, IFSC Dublin 1, Ireland

January 28, 2020

Dear Shareholder:

The Adient plc 2020 Annual General Meeting of Shareholders will convene on Thursday, March 12, 2020, at 1:00 p.m., local time, at Radisson Blu Hotel, Dublin Airport, Dublin, Ireland. Shareholders who did not receive the Notice of Internet Availability of Proxy Materials will receive a copy of the Proxy Statement and Annual Report for fiscal year 2019 by mail. Please refer to the accompanying Proxy Statement, which details the business we will conduct at the Annual General Meeting.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. We believe this process will expedite the receipt of proxy materials by our shareholders and will lower the costs and reduce the environmental impact of our Annual General Meeting. Accordingly, on or about January 28, 2020, we will mail to our shareholders either a Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the accompanying Proxy Statement, our Annual Report on Form 10-K for fiscal year 2019 and our Irish Statutory Accounts for fiscal year 2019 via the Internet, as well as how to vote online. The Notice of Internet Availability of Proxy Materials and the Proxy Statement will also contain instructions about how you can request a paper copy of the proxy materials. Shareholders should not regard the Annual Report on Form 10-K, which contains our audited financial statements, or our Irish Statutory Accounts as proxy solicitation materials. Even if you have elected not to receive printed proxy materials, you may access them electronically at https://materials.proxyvote.com/G0084W.

For information on how to attend the Annual General Meeting, please read the section entitled “Annual General Meeting Attendance” in the accompanying Proxy Statement.

To ensure that you have a say in the governance of Adient, the compensation of its executive officers and the other matters presented for vote at the 2020 Annual General Meeting of Shareholders, it is important that you vote your shares. Please review the proxy materials and follow the instructions on the Notice of Internet Availability of Proxy Materials or the proxy card to vote your shares. We hope you will exercise your rights as a shareholder and participate in the future of Adient.

Thank you for your continued support of Adient.

Sincerely,

ADIENT PLC

Frederick A. Henderson	Douglas G. Del Grosso
Chairman of the Board	President and Chief Executive Officer

PROXY STATEMENT	1
QUESTIONS AND ANSWERS	1
PROPOSAL ONE: ELECTION OF DIRECTORS	7
CORPORATE GOVERNANCE HIGHLIGHTS	11
CORPORATE GOVERNANCE	11
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	16
BOARD AND COMMITTEE INFORMATION	17
PROPOSAL TWO: RATIFICATION, BY NON-BINDING ADVISORY VOTE, OF THE APPOINTMENT OF ADIENT’S INDEPENDENT AUDITOR FOR FISCAL YEAR 2020 AND AUTHORIZATION, BY BINDING VOTE, OF THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITORS’ REMUNERATION	19
AUDIT COMMITTEE REPORT	19
PROPOSAL THREE: APPROVAL, ON AN ADVISORY BASIS, OF ADIENT’S NAMED EXECUTIVE OFFICER COMPENSATION	22
COMPENSATION DISCUSSION AND ANALYSIS	23
COMPENSATION COMMITTEE REPORT	41
EXECUTIVE COMPENSATION TABLES	42
NON-EMPLOYEE DIRECTOR COMPENSATION	50
PROPOSAL FOUR: APPROVAL OF THE ADOPTION OF ADIENT’S AMENDED AND RESTATED DIRECTOR SHARE PLAN	52
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	55
DELINQUENT SECTION 16(a) REPORTS	56
OTHER MATTERS AT THE ANNUAL GENERAL MEETING	57
ANNEX A	A-1

PROXY STATEMENT

The Board of Directors (the “Board”) of Adient plc, an Irish public limited company (“Adient”), is soliciting proxies for our 2020 Annual General Meeting of Shareholders (“Annual General Meeting”). You are receiving, or have been given access to, this Proxy Statement because you own Adient ordinary shares that entitle you to vote at the Annual General Meeting. By use of a proxy you can vote, whether or not you attend the Annual General Meeting. The Proxy Statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

Securities and Exchange Commission (“SEC”) rules permit us to provide access to our proxy materials over the Internet instead of mailing printed copies of the proxy materials to each shareholder. As a result, on or about January 28, 2020, we will mail to our shareholders of record and beneficial owners as of the close of business on the Record Date (as defined below), either a Proxy Statement or a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and our Annual Report on Form 10-K and our Irish Statutory Accounts for fiscal year 2019 via the Internet, as well as how to vote online. Shareholders receiving a Notice of Internet Availability of Proxy Materials will not receive printed copies of the proxy materials unless requested by following the instructions included on the Notice of Internet Availability of Proxy Materials or as provided in “Questions and Answers” below.

QUESTIONS AND ANSWERS

ANNUAL GENERAL MEETING PURPOSE

Q:	What is the purpose of the Annual General Meeting?

A:

At the Annual General Meeting, shareholders will act upon or consider the matters outlined in the Notice of the 2020 Annual General Meeting of Shareholders. These include (i) the election of directors, (ii) the ratification of the appointment of PricewaterhouseCoopers LLP as Adient’s independent auditor for fiscal year 2020, (iii) the approval, on an advisory basis, of named executive officer compensation, as described in this Proxy Statement, (iv) the approval of the adoption of Adient’s Amended and Restated Director Share Plan and (v) the receipt and consideration of Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2019 and the reports of the directors and auditors thereon and to review the affairs of Adient.

VOTING AND PROXY MATERIALS

Q:	Who can vote?

A:	If you held ordinary shares of Adient as of the close of business on January 15, 2020 (the “Record Date”), then you are entitled to one vote per share on each proposal at the Annual General Meeting.

Q:	What is the quorum requirement of the Annual General Meeting?

A:

A majority of the ordinary shares issued and outstanding as of the close of business on the Record Date constitutes a quorum for voting at the Annual General Meeting. On the Record Date, 93,793,433 ordinary shares were issued and outstanding and entitled to vote at the Annual General Meeting. If you vote (or if a plan trustee votes your shares for you) or attend the Annual General Meeting in person (even if you do not vote), then your shares will be part of the quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum in respect of the proposals.

Q:	What are the voting recommendations of the Board and what are the voting standards?

A:

Voting Item	The Board’s Voting Recommendations	Voting Standard to Approve Proposal (assuming a quorum is present)	Treatment of Abstentions and Broker Non-Votes
1. Election of Directors	“FOR” each nominee	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
2. Ratification of Adient’s Independent Auditor and Authorization of the Board, acting through the Audit Committee, to Set Auditors’ Remuneration	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Abstentions are not counted as votes cast and therefore have no effect; brokers may vote without instruction on this proposal
3. Advisory Approval of Named Executive Officer Compensation*	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect
4. Approval of the adoption of Adient’s Amended and Restated Director Share Plan	“FOR”	Majority of Votes Cast: Votes that shareholders cast “for” must exceed the votes that shareholders cast “against”	Not counted as votes cast and therefore have no effect

* Because this shareholder vote is advisory, it will not be binding on the Board or Adient. However, the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

There is no requirement under Irish law that Adient’s Irish Statutory Accounts for the fiscal year ended September 30, 2019 or the related directors’ and auditors’ reports thereon be approved by the shareholders, and no such approval will be sought at the Annual General Meeting.

Q:	How do I vote?

A:	There are four ways to vote:

•	by Internet at http://www.proxyvote.com;

•	by toll-free telephone at 1-800-690-6903;

•	by completing and mailing your proxy card if you received a copy by mail; or

•	by written ballot at the Annual General Meeting.

We encourage you to vote by Internet because it is the most cost-effective voting method. If you vote by Internet or by telephone, your electronic vote authorizes the named proxies in the same manner as if you signed, dated and returned a proxy card by mail.

Q:	When are brokers permitted to vote your shares?

A:

Under New York Stock Exchange (“NYSE”) rules, if you do not provide voting instructions to your broker, then your broker is only permitted to vote on your behalf on “routine” matters, such as Proposal Two, the ratification of our independent auditor and approval of the auditors’ remuneration. Under these NYSE rules, without your voting instructions your broker is not permitted to vote your shares on “non-routine” matters, such as director elections, executive compensation matters (including the advisory vote to approve named executive officer compensation) and corporate governance proposals.

Q:	What is the effect of not voting?

A:	It depends on how your share ownership is registered. If you:

•

Own shares in “street name” through a broker, bank or other nominee and you do not vote: For all proposals that shareholders will consider at the Annual General Meeting, other than Proposal Two, if you own shares in street name and do not direct your broker how to vote your shares on the proposals, the result is a broker non-vote. We believe that Proposal Two — ratification of our independent auditor and authorization of the Board, acting through the Audit Committee, to set the auditors’ remuneration — is a routine matter on which brokers can vote on behalf of their clients if clients do not furnish voting instructions. However, we believe the remaining proposals are non-routine matters and your broker cannot vote your shares for which you have not provided voting instructions. Broker non-votes will not impact Proposals One, Three and Four.

•

Own shares that are directly registered in your name and you do not vote: In this case, your unvoted shares will not be represented at the Annual General Meeting and will not count toward the quorum requirement. Your unvoted shares will not impact any of the proposals.

•

Own shares through one of our retirement or employee savings and investment plans (such as a 401(k) plan) for which you do not direct the trustee to vote your shares: In this case, the trustee will vote the shares credited to your account on all of the proposals in the same proportion as the voting of shares for which the trustee receives direction from other participants. The trustee will vote the shares in this manner if the trustee does not receive your voting directions by March 9, 2020.

•

Sign and return a proxy card for your shares, but you do not indicate a voting direction: In this case, the shares you hold will be voted “for” each of the director nominees listed in Proposal One, “for” Proposals Two, Three and Four and at the discretion of the persons named as proxies upon such other matters that may properly come before the Annual General Meeting or any adjournments thereof.

Q:	Can I change my vote?

A:	Yes. You can change your vote or revoke your proxy any time before the Annual General Meeting by:

•	entering a new vote by Internet or phone;

•	returning a later-dated proxy card;

•	giving written notice of revocation addressed to and received by the Secretary at Adient plc, Attn: Vice President, General Counsel and Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170; or

•	completing a written ballot at the Annual General Meeting.

Street name holders who wish to change their proxy prior to the voting thereof should contact the broker, bank or other holder of record to determine whether, and if so how, such proxy can be revoked.

Q:	Who will count the votes?

A:

We have retained Broadridge Financial Solutions, Inc. (“Broadridge”) to tabulate the votes and act as Inspector of Election. Information about Broadridge is available at http://www.broadridge.com. Broadridge will use an automated system to tabulate the votes.

Q:	Why did I receive a notice regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A:

SEC rules allow us to make our proxy materials available to shareholders via the Internet. As a result, and as part of our sustainability efforts, we are mailing a Notice of Internet Availability of Proxy Materials, rather than a full paper set of the proxy materials, to many of our shareholders. This Notice includes instructions on how to access our proxy materials by the Internet, as well as instructions on how shareholders may obtain a paper copy of the proxy materials by mail or a printable copy electronically. Shareholders who have affirmatively requested electronic delivery of our proxy materials will receive instructions via e-mail regarding how to access these materials electronically. All other shareholders, including shareholders who have previously requested to receive a paper copy of the materials, will receive a full paper set of the proxy materials by mail. This distribution process saves us the cost of printing and mailing documents and reduces the impact of the Annual General Meeting on the environment.

Q:	How can shareholders request paper copies of the proxy materials?

A:	Shareholders may request that paper copies of the proxy materials, including an annual report, Proxy Statement and proxy card, be sent to them without charge by:

•	visiting http://www.proxyvote.com;

•	e-mailing sendmaterial@proxyvote.com with your personal 16-digit control number in the subject line; or

•	calling 1-800-579-1639.

When making a request, please have your personal 16-digit control number available; that control number was included in the Notice of Internet Availability of Proxy Materials. To ensure timely delivery of the proxy materials before the Annual General Meeting, any request should be made no later than February 24, 2020.

Q:	How can I access the proxy materials over the Internet?

A:

In addition to being posted at https://materials.proxyvote.com/G0084W, you can access the Proxy Statement and the Annual Report to Shareholders in the “Investors Relations” section of our website at http://investors.adient.com/financial-information/sec-filings. We do not use software that identifies visitors accessing our proxy materials on our website.

Q:	How can I elect to receive proxy materials for future Annual General Meetings electronically?

A:

If you wish to contribute to our sustainability efforts by electing to receive proxy materials for future Annual General Meetings electronically, please visit http://www.proxyvote.com and follow the enrollment instructions. You will need the 16-digit control number printed in the box marked by the arrow located on the proxy card or as provided in the Notice of Internet Availability of Proxy Materials. Your election to access proxy materials electronically will remain in effect until you revoke it.

Q:	What does it mean if I get more than one request to vote?

A:

It means your shares are held in more than one account, such as two brokerage accounts, or you hold both registered and “street name” shares. You should vote the shares on all of your proxy cards or voting instructions provided to you in the Notice of Internet Availability of Proxy Materials using one of the four ways to vote. We encourage you to have all of your shares registered in the same name and address. Registered shareholders may do this by contacting our transfer agent, Equiniti Trust Company, toll-free at 1-866-927-3880, while shareholders who own their shares in “street name” (through a broker, bank or nominee) should contact their broker.

Q:	If more than one shareholder lives in my household and I receive a paper copy of this Proxy Statement, how can I obtain an extra copy of the Proxy Statement?

A:

If you own your shares in “street name” (through a broker, bank or nominee), your broker, bank or nominee may deliver a single set of proxy materials to any household at which two or more shareholders reside unless we have received prior instructions to the contrary. This procedure, referred to as householding, reduces the volume of duplicate materials shareholders receive and reduces mailing expenses. Upon written or oral request, shareholders may revoke their consent to future householding mailings, or enroll in householding, by contacting their broker, bank or nominee. Alternatively, you may request a separate set of proxy materials for the Annual General Meeting by contacting our fulfillment center at 1-800-579-1639. The materials will be promptly delivered to you at no cost. You may also access the Proxy Statement and annual report online at https://materials.proxyvote.com/G0084W.

ANNUAL	GENERAL MEETING ATTENDANCE

Q:	Who can attend the Annual General Meeting?

A:

All shareholders as of the close of business on the Record Date can attend the Annual General Meeting. Seating at the Annual General Meeting, however, is limited. To accommodate as many shareholders as possible, we will not be able to allow non-shareholder guests to attend the Annual General Meeting.

Q:	What do I need to do to attend the Annual General Meeting?

A:	To be admitted into the Annual General Meeting, please follow these instructions:

•

if shares you own are registered in your name or if you own shares through one of our retirement or employee savings and investment plans, bring proof of your ownership of our ordinary shares and a form of identification; or

•	if a broker or other nominee holds your shares, bring proof of your ownership of our ordinary shares through such broker or nominee and a form of identification.

PROXY SOLICITATION COST

Q:	How much did this proxy solicitation cost?

A:

We will primarily solicit proxies by mail, and we will cover the expense of such solicitation. Georgeson LLC will help us solicit proxies from all brokers and nominees at a cost to us of $12,000 plus expenses. Our officers and employees may also solicit proxies for no additional compensation. We may reimburse brokers or other nominees for reasonable expenses that they incur in sending these proxy materials to you if a broker or other nominee holds your shares.

2021 SHAREHOLDER PROPOSALS

Q:	How do I recommend or nominate someone to be considered as a director for the 2021 Annual General Meeting of Shareholders?

A:

You may recommend any person as a candidate for director for the 2021 Annual General Meeting of Shareholders (the “2021 Annual General Meeting”) by writing to the Office of the Secretary at Adient plc, 49200 Halyard Drive, Plymouth, Michigan 48170. The Corporate Governance Committee reviews all submissions of recommendations from shareholders. The Corporate Governance Committee will determine whether the candidate is qualified to serve on our Board by evaluating the candidate using the criteria contained under the “Director Criteria and Qualifications” section of our Corporate Governance Guidelines, which is discussed in the “Corporate Governance — Director Nominee Selection and Evaluation” section of this Proxy Statement. If the Corporate Governance Committee believes that a recommended candidate is qualified to serve on our Board, then the Corporate Governance Committee may either recommend the candidate to the Board for nomination by the Board for election by the shareholders at the 2021 Annual General Meeting or recommend the candidate to the Board for appointment to fill a vacancy on the Board.

A shareholder who intends to nominate any person for director must comply with the requirements set forth in our Articles of Association and applicable law. Among other things, a shareholder must give us timely written notice of the intent to nominate. To be considered timely for the 2021 Annual General Meeting, the notice must be received between November 12, 2020 and December 12, 2020. The notice must include all of the information required by our Articles of Association and applicable law including, but not limited to, a shareholder’s intention to nominate a person as a director and the candidate’s name, biographical data and qualifications, as well as the written consent of the person to be named in our Proxy Statement as a director nominee and to serve as a director. Under our Articles of Association, the nominee must also timely deliver to our Secretary a written questionnaire with respect to the background and qualification of such individual and a written representation and agreement (in the form provided by the Secretary), as well as submit to a formal background check. Our Articles of Association also provide proxy access rights that permit eligible shareholders to nominate candidates for election to the Board in our Proxy Statement. Eligible shareholders who wish to nominate a proxy access candidate must follow the procedures described in our Articles of Association.

Q:	How can I submit a Rule 14a-8 shareholder proposal to be included in Adient’s proxy materials for the 2021 Annual General Meeting?

A:

Pursuant to Rule 14a-8 (“Rule 14a-8”) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive shareholder proposals that are intended to be included in our proxy materials for the 2021 Annual General Meeting by September 30, 2020 to consider them for inclusion in our proxy materials for the 2021 Annual General Meeting. A shareholder submitting a proposal under Rule 14a-8 should send it to us addressed to Adient plc, Attn: Vice President, General Counsel and Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170. A Rule 14a-8 proposal must meet the applicable SEC rules and regulations governing such proposals.

Q:	What are the requirements for proposing business other than by a Rule 14a-8 shareholder proposal at the 2021 Annual General Meeting?

A:

A shareholder who intends to propose business at the 2021 Annual General Meeting (other than pursuant to Rule 14a-8) must comply with the requirements set forth in our Articles of Association. Adient’s Secretary must receive written notice of a shareholder’s intent to propose business to be brought before the 2021 Annual General Meeting (other than pursuant to Rule 14a-8) no sooner than November 12, 2020 and no later than December 12, 2020.

If we receive the notice after December 12, 2020, then we will consider the notice untimely and we will not be obligated to present the proposal at the 2021 Annual General Meeting. If the Board chooses to present a proposal that a shareholder submits (other than under Rule 14a-8) at the 2021 Annual General Meeting, then the persons named in the proxies that the Board requests for the 2021 Annual General Meeting may exercise discretionary voting power with respect to the proposal.

CORPORATE GOVERNANCE MATTERS

Q:	Where can I find Corporate Governance materials for Adient?

A:

We have provided the Audit Committee Charter, Compensation Committee Charter, Corporate Governance Committee Charter, Executive Committee Charter, Corporate Governance Guidelines, Ethics Policy, Regulation FD Policy, Insider Trading Policy and Related Party Transactions Policy on our website at http://investors.adient.com/corporate-governance/governance-documents. Our SEC filings (including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Section 16 trading reports) are available at http://investors.adient.com/financial-information/sec-filings.

The Ethics Policy is applicable to the members of the Board and to all of our directors, officers and employees, including, but not limited to, the principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions. Any amendments to or waivers of the Ethics Policy that the Board approves will be disclosed on our website. However, we are not including the information contained on our website as part of, or incorporating it by reference into, this Proxy Statement.

You may receive a copy of our Corporate Governance materials free of charge by:

•	calling 1-734-254-4912;

•	e-mailing Shareholder.Services@adient.com;

•	visiting the website at http://www.adient.com; or

•	writing to Adient plc, Attn: Vice President, General Counsel and Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170.

Q:	What is the process for reporting possible violations of Adient’s policies?

A:

Possible violations of applicable laws and our policies, including our Ethics Policy, may be anonymously reported by phone or through web reporting. Our toll-free domestic and international numbers, as well as our web reporting capability, can be found at http://adient.ethicspoint.com. Reports of possible violations of the Ethics Policy may also be made to Cathleen A. Ebacher, our Vice President, General Counsel and Secretary, at co-general.counsel@adient.com, or to the attention of Ms. Ebacher at 49200 Halyard Drive, Plymouth, Michigan 48170.

Reports of possible violations of the Ethics Policy by our executive officers or of our financial or accounting policies may be made to the Chair of the Audit Committee. Reports of such possible violations may be sent to the attention of the Chair of the Audit Committee at 49200 Halyard Drive, Plymouth, Michigan 48170.

PLEASE VOTE. YOUR VOTE IS VERY IMPORTANT.

Promptly returning your proxy card or voting by Internet or telephone will help to reduce the cost of this solicitation.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Articles of Association state the Board may be comprised of not less than two nor more than twelve members with the exact number determined by resolution of the Board. The current size of the Board is nine members, although the Board has acted to reduce the size of the Board to eight members immediately following the Annual General Meeting. John M. Barth will be retiring from the Board effective immediately following the Annual General Meeting.

At the Annual General Meeting, all directors will be elected to hold office for a term expiring at the end of the next Annual General Meeting or until their successors have been elected and qualified, or until the director’s earlier retirement. In order to be elected as a director, each nominee must be appointed by an ordinary resolution and each must receive the affirmative vote of a majority of the votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy. Under Adient’s Articles of Association, if a director nominee does not receive a majority of the votes cast, he or she will cease to hold office at the close of the Annual General Meeting.

For further information regarding the Board, please see the “Corporate Governance” section of this Proxy Statement. The following biographies summarize the experiences, qualifications, attributes and skills that qualify our director nominees and continuing directors to serve as directors of Adient. The Board believes each of our directors possesses certain personal traits that are essential for a competent, well-functioning Board, such as candor, integrity, sound business judgment and vision, and collegiality.

DIRECTOR NOMINEES

There are eight nominees for election to the Board at this Annual General Meeting. Each of the eight nominees, if elected, will serve until the 2021 Annual General Meeting or until his or her successor has been duly elected and qualified. The Corporate Governance Committee has recommended, and the Board has selected, the following director nominees for election, all of whom are current directors of Adient.

Julie L. Bushman	Director since 2016 Age 58

Executive Vice President, International Operations of 3M Company (a diversified technology company) since 2017. Ms. Bushman served as Senior Vice President, Business Transformation and Information Technology from 2013 to 2017, as Executive Vice President Safety & Graphics Business of 3M from 2012 to 2013 and as Executive Vice President Safety, Security and Protection Services Business of 3M from 2011 to 2012. Ms. Bushman previously served as Vice President and General Manager, Occupational Health and Environmental Safety Division of 3M and as Division Vice President, Occupational Health and Environmental Safety Division of 3M. Ms. Bushman previously served as a director of Johnson Controls, Inc. until 2016.

Ms. Bushman brings to the Board manufacturing and technical expertise, management and information technology experience and global business experience from her roles in the management of different 3M Company departments and divisions.

Peter H. Carlin	Director since 2018 Age 47

Managing Director at Blue Harbour Group, L.P. (an investment management firm) (“Blue Harbour Group”) since 2014. Prior to joining Blue Harbour Group, Mr. Carlin was a Managing Member of Estekene Capital from 2009 to 2013, a Deputy Portfolio Manager at Alson Capital and a Buyside Research Analyst at Sanford Bernstein & Co. Mr. Carlin began his career at Morgan Stanley in the Mergers & Acquisitions Group. Mr. Carlin also served as a director and a member of the Audit Committee, Nominating & Governance Committee and Risk Oversight Committee of Investors Bancorp, Inc. from 2017 to 2019. Mr. Carlin was appointed as a director by the Board, effective June 4, 2018, following an increase in the size of our Board pursuant to an agreement Adient entered into with Blue Harbour Group, one of our largest shareholders, on May 18, 2018.

Mr. Carlin’s experience working with financial institutions through the capital markets brings valuable expertise to the Board. In addition, the Board considers Mr. Carlin’s financial and leadership skills, as well as his background and experience to be important assets to the Board.

Raymond L. Conner	Director since 2016 Age 64

Retired Vice Chairman, The Boeing Company (an aerospace, commercial jetliners and military defense systems company). Mr. Conner served as Vice Chairman of The Boeing Company from 2013 to 2017 and as President and Chief Executive Officer of Boeing Commercial Airplanes from 2012 to 2016. Prior to those positions, Mr. Conner served as Executive Vice President of The Boeing Company, and led Sales, Marketing and Commercial Aviation Services for Boeing Commercial Airplanes. He previously served as Vice President and General Manager of Supply Chain Management and Operations for Boeing Commercial Airplanes, Vice President of Sales for Commercial Airplanes for Boeing Commercial Airplanes and as Vice President of Sales for the Americas for Boeing. Mr. Conner held other positions of increasing responsibility since joining The Boeing Company in 1977. Mr. Conner serves as a director and a member of the Safety Committee of Alaska Air Group, Inc. Mr. Conner previously served as a director of Johnson Controls, Inc. until 2016.

Mr. Conner brings to the Board his extensive manufacturing and technical expertise, global leadership experience and insight into government affairs from his executive roles at Boeing.

Douglas G. Del Grosso	Director since 2018 Age 58

President and Chief Executive Officer of Adient since October 2018. Mr. Del Grosso was the President and Chief Executive Officer of Chassix Holdings, Inc. (a supplier of chassis, brake and powertrain components) from 2016 to 2018. He also served as President and Chief Executive Officer of Henniges Automotive, Inc. (a provider of sealing systems, anti-vibration components and encapsulated glass systems) from 2012 to 2015. Mr. Del Grosso previously served as Vice President and General Manager of TRW Automotive (a supplier of automotive systems, modules and components) and, prior to that, as President and COO of Lear Corporation (a manufacturer of automotive seating and electrical distribution systems). He previously served on the Board of Directors of Lincoln Educational Services Corporation from 2014 to 2015.

Mr. Del Grosso brings to the Board substantial automotive industry leadership and operational expertise, including significant experience in improving operating performance and efficiencies as well as restructuring experience from his various leadership roles in the automotive industry. Mr. Del Grosso also has deep relationships with customers in the automotive industry. Mr. Del Grosso has a broad strategic vision for Adient and can offer valuable leadership concerning Adient’s day-to-day operations and business affairs.

Richard Goodman	Director since 2016 Age 71

Retired senior finance executive, PepsiCo, Inc. (a global food and beverage company). Mr. Goodman previously served as Executive Vice President of Global Operations, PepsiCo from 2010 until his retirement in 2011 and as Chief Financial Officer of PepsiCo from 2006 to 2010. He previously served in a variety of senior financial positions at that company, including CFO of PepsiCo International, CFO of PepsiCo Beverages International and General Auditor. Mr. Goodman joined PepsiCo in 1992, having previously worked with W.R. Grace in a variety of global senior financial roles. Mr. Goodman serves as a director, the Chair of the Audit Committee and member of the Compensation and Benefits Committee of The Western Union Company. He also serves as a director and member of the Audit Committee, the Nominating, Governance and Compensation Committee and the Conflicts Committee of Pattern Energy Group Inc. He serves on the Board of Trustees of Howard University. Mr. Goodman previously served as a director of Kindred Healthcare, Inc. until 2018 and of Johnson Controls, Inc. until 2016.

Mr. Goodman brings to the Board years of global financial management, risk management and auditing expertise as well as valuable experience in mergers and acquisitions, investment and corporate finance he possesses from his many years of service at large, international corporations. Mr. Goodman also brings to the Board his experience of serving as a director of other global public companies.

José M. Gutiérrez	Director since 2019 Age 58

Retired Senior Executive Vice President, Executive Operations, AT&T Services, Inc., a unit of AT&T, Inc. (a leading provider of telecommunications, media and technology services globally). Mr. Gutiérrez served in this role from 2014 to 2016. Previously, he served as President of AT&T Wholesale Solutions, a unit of AT&T, Inc., from 2012 to 2014 and as President and Chief Executive Officer of AT&T Advertising Solutions, a subsidiary of AT&T, Inc., from 2010 to 2012. Mr. Gutiérrez serves as a director, the Chair of the Audit and Finance Committee, and member of the Compensation and Incentives Committee of Denny’s Corporation (a franchised full-service restaurant chain). Mr. Gutiérrez previously served as a director of Dr. Pepper Snapple Group, Inc. (an integrated brand owner, manufacturer and distributor of non-alcoholic beverages) until 2018. Mr. Gutiérrez was appointed as a director by the Board, effective March 21, 2019, following an increase in the size of our Board.

Mr. Gutiérrez brings to our Board extensive executive leadership experience from his over 25 years at AT&T, including experience leading significant transformations. In addition, Mr. Gutiérrez brings financial acumen and risk management experience developed through his experience in public accounting and his executive experience heading large business units of a publicly-traded company, as well as public company board experience.

Frederick A. “Fritz” Henderson	Director since 2016 Age 61

Chairman of the Board of Adient since October 2018 and Principal of The Hawksbill Group (a provider of strategic advisory services) since May 2018. Mr. Henderson served as interim Chief Executive Officer of Adient from June 2018 to September 2018. Mr. Henderson also served as Chairman and Chief Executive Officer of SunCoke Energy, Inc. (a producer of coke, a principal raw material in the blast furnace steelmaking process) and of SunCoke Energy Partners GP LLC (the general partner of SunCoke Energy Partners L.P., the publicly-traded master limited partnership of which SunCoke Energy, Inc. was a sponsor, and a coke producer and coal handling and mixing service company) from 2011 to 2017 and 2013 to 2017, respectively. He served as a Senior Vice President of Sunoco, Inc. until SunCoke’s initial public offering. He previously served in a number of senior management capacities at General Motors, including President and Chief Executive Officer, President and Chief Operating Officer and Vice Chairman and Chief Financial Officer. Mr. Henderson serves as a director and as Chair of the Audit Committee of Horizon Global Corporation and as a director, Chair of the Audit Committee and member of the Nominating and Corporate Governance Committee of Marriott International, Inc. He is a Trustee of the Alfred P. Sloan Foundation. Mr. Henderson previously served as a director of Compuware Corp. and Chair of its Audit Committee until 2014.

Mr. Henderson brings to the Board his extensive global senior management experience in the automotive and other manufacturing industries. In addition, he is an experienced senior-level executive, with general operations, manufacturing and marketing experience, as well as senior-level strategic planning, business development, financial expertise, managerial, management development and compensation and health, environment and safety experience.

Barb J. Samardzich	Director since 2016 Age 61

Retired Vice President and Chief Operating Officer, Ford of Europe GmbH (an automotive and mobility company). Ms. Samardzich served in this role from 2013 to 2016. She served as Vice President, Product Development, Ford of Europe GmbH from 2011 to 2013. She previously served as Vice President, Global Product Programs and Vice President, Powertrain Engineering. She held several key leadership roles in Ford’s Product Development organization and served in a variety of positions in Ford’s Powertrain Engineering organization. Prior to joining Ford in 1990, Ms. Samardzich worked as a thermal design engineer in Westinghouse Electric’s nuclear fuels division. Ms. Samardzich is also a director of AB SKF (listed on the Stockholm Stock Exchange), BRP, Inc. (listed on the Toronto Stock Exchange) and Velodyne LiDAR (not publicly-traded). Ms. Samardzich previously served as a director of MTS Systems Corporation and on its Compensation Committee until 2017.

Ms. Samardzich brings to the Board her extensive experience and knowledge of global automotive company operations issues, including manufacturing, quality, product development, purchasing, sustainability, environmental and safety engineering. In addition, she is an experienced senior leader in the automotive industry.

RECOMMENDATION OF THE BOARD:

THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

CORPORATE GOVERNANCE HIGHLIGHTS

Adient believes good governance is a critical element to achieving long-term shareholder value. We are committed to governance policies and practices that serve the long-term interests of Adient and its shareholders. The following table summarizes certain highlights of our corporate governance practices and policies:

✓ Annual election of all directors

✓ Majority voting for directors

✓ 88% of Board will be independent following the election

✓ 38% of Board will be diverse following the election

✓ Board Chair and CEO roles separated

✓ Independent Board Chair

✓ Proxy access right granted to shareholders

✓ Audit, Compensation and Corporate Governance Committees  composed entirely of independent directors

✓ Executive sessions of independent directors held at each regularly  scheduled in-person Board meeting

✓ Annual Board, committee and director evaluations

✓ Share ownership guidelines for directors and executives

✓ Commitment to corporate social responsibility

CORPORATE GOVERNANCE

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines that provide a framework for the effective governance of Adient. These guidelines address matters such as the Board’s duties and responsibilities, director independence, Board structure and operation, director criteria and qualifications, Board succession planning, Board compensation, management evaluation and succession, Board orientation and training and the ethical conduct of Adient’s directors, officers and employees. The Corporate Governance Committee regularly reviews developments in corporate governance and updates the Corporate Governance Guidelines and other governance materials as it deems necessary and appropriate.

Board Leadership Structure

Adient’s Corporate Governance Guidelines provide the Board with the flexibility to determine whether the Chair and Chief Executive Officer (“CEO”) roles should be separate or combined based upon Adient’s needs and the Board’s assessment of Adient’s leadership. The Board periodically evaluates whether the best interests of Adient’s shareholders are served if roles of the Chair and CEO are separate or combined.

The Board believes that having an independent director serve as Chair is the appropriate leadership structure for Adient at this time because it allows our CEO to focus on executing our strategic plan and managing our operations and performance, while allowing the Chair to focus on the effectiveness of the Board. The Board recognizes that no single leadership model is right for all companies at all times and, as noted above, may re-evaluate its leadership structure in the future.

Executive Sessions

The Board requires executive sessions of the independent directors at least twice annually. During these executive sessions, the independent Chair has the responsibility, among other things, to lead and facilitate the meeting and discussion of matters on the agenda. The Board held an executive session during each in-person Board meeting in fiscal year 2019 with Mr. Henderson, the independent Chair, chairing these sessions.

Board Oversight of Risk

Adient’s Board, as a whole or through its committees, oversees an enterprise-wide approach to risk management that is intended to achieve Adient’s long-term strategic and organizational objectives and enhance shareholder value. Management is responsible for the day-to-day management of the risks that Adient will face, while the Board, as a whole and through its committees, will have the responsibility for the oversight of risk management. In this risk oversight role, the Board is responsible for ensuring that the risk management framework, and any supporting processes implemented by management, are adequate and functioning as designed.

Although the Board has the ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for risk management. The Board and its committees exercise their risk oversight function by carefully evaluating the reports they receive from management and by engaging in discussions with management regarding areas of particular interest or significance. Each of the Board committees is responsible for oversight of risk management practices for categories of top risks relevant to committee functions, which are set forth below. The Board also considers the significant risks to Adient during its reviews of corporate strategy and business plans.

The following table summarizes the primary areas of risk oversight of the Board and its committees:

Board/Committee	Primary Areas of Risk Oversight
Full Board	The Board oversees matters that may present a material risk to Adient’s operations, plans, prospects or reputation, including the risks and exposures associated with significant capital expenditures, acquisitions and divestitures, management succession planning, major litigation and regulatory exposures, as well as the strategic, financial and execution risks and exposures associated with the annual operating plan.
Audit Committee	The Audit Committee reviews major risk exposures relating to financial reporting, tax, treasury, internal controls, information technology security and legal and regulatory matters, and the steps Adient will take and has taken to detect, monitor and actively manage such exposures. The Audit Committee also conducts a review with Adient’s General Counsel of legal, compliance and regulatory matters that could have a material impact on Adient’s financial statements or Adient’s business, including material notices to or inquiries received from governmental agencies.
Corporate Governance Committee	The Corporate Governance Committee reviews the risks and exposures relating to Adient’s corporate governance, director independence, conflicts of interest, ethics and compliance, and director candidate and succession planning programs and policies.
Compensation Committee	The Compensation Committee oversees the risks and exposures associated with leadership assessment, management succession planning, recruiting, retention and director and executive compensation programs and arrangements, including Adient’s incentive plans.

Management’s Role in Risk Oversight. Adient’s management supports the Board and its committees in Adient’s enterprise-wide approach to risk management. Adient has embedded an enterprise risk management, or ERM, program across its core business, which is aligned with initiatives that involve the Audit Committee, executive management and other personnel. The ERM framework has been designed to identify, assess, prioritize and manage major risk exposures that could affect Adient’s ability to execute on its corporate strategy and fulfill its business objectives. The ERM program has been designed to enable the Audit Committee and management to collectively review the effectiveness of Adient’s risk management practices and capabilities, and Adient’s risk exposure and risk tolerance and to elevate key risks to the Board.

Adient’s Vice President of Internal Audit is responsible for Adient’s internal audit function and supports Adient’s enterprise-wide risk management framework through risk assessment, monitoring and reporting. The Vice President of Internal Audit reports directly to the Audit Committee, and the Audit Committee reviews and evaluates the Vice President of Internal Audit’s appointment, compensation and performance. The Vice President of Internal Audit facilitates the Audit Committee’s review and approval of the internal audit plan and provides regular reporting on audit activities. In addition, through consultation with management, the Vice President of Internal Audit periodically assesses the major risks facing Adient and coordinates with the members of management responsible for such risks.

The executive responsible for managing a particular risk may also be required to report to the Audit Committee on how the risk is being managed and the progress towards any agreed-upon risk mitigation goals.

Board Independence

The Board annually determines the independence of each director and nominee for election as a director based on a review of the information provided by the directors and nominees as well as a survey by Adient’s legal and finance departments. The Board makes these determinations under the NYSE Listed Company Manual’s independence standards and Adient’s Corporate Governance Guidelines. No director qualifies as independent unless the Board determines that the director has no direct or indirect material relationship with Adient.

Following such evaluation, the Board affirmatively determined by resolution that the following directors are independent: John M. Barth (retiring immediately following the Annual General Meeting), Julie L. Bushman, Peter H. Carlin, Raymond L. Conner, Richard Goodman, José M. Gutiérrez, Frederick A. Henderson and Barb J. Samardzich.

When making the Board’s director independence determinations, the Board was aware of, and specifically considered, the business relationship listed below. The relationship listed below was entered into on standard pricing and terms as arose in the ordinary course of Adient’s business. The amount involved in the relationship did not exceed the greater of $1 million or 2% of either company’s consolidated gross revenues. As a result, it qualified under a categorical standard of independence that the Board previously approved; therefore, the relationship was not deemed to be a material relationship that impaired the director’s independence.

Director	Organization	Director’s Relationship to Organization	Type of Transaction, Relationship or Arrangement	Does the amount exceed the greater of $1 million or 2% of either company’s gross revenues?
Julie L. Bushman	3M Company and its subsidiaries and affiliates	Executive Officer (Executive Vice President)	Business Relationship (Routine)	No

Board Succession Plan

The Board succession plan is generally outlined in the Corporate Governance Committee Charter and Corporate Governance Guidelines to maintain effective shareholder representation. As part of the Board’s succession planning, the Board will regularly review the composition of the Board and assesses the balance of knowledge, experience, skills, expertise, tenure and diversity that is appropriate for the Board as a whole.

Board, Committee and Director Evaluations

Each year, the Board conducts an evaluation of itself, the Board committees and, as discussed below, each director to determine their respective effectiveness. The Corporate Governance Committee determines annually the manner of these evaluations to ensure that the Board and its committees receive accurate and insightful information.

Attendance at Annual General Meetings

The Board expects all directors to attend the annual general meetings of shareholders. Directors may attend the meeting by any means permitted under applicable law. All directors serving at the time attended the 2019 Annual General Meeting.

Shareholder / Other Interested Party Communication with the Board

Adient encourages shareholders and other interested parties to communicate with its directors. Adient’s Corporate Governance Guidelines provide for general communications to the Board or any individual Board member to be sent to c/o Adient plc, Attn: Vice President, General Counsel and Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170. Adient’s Office of the Secretary will open and screen these communications for security purposes and for relevance in the directors’ capacities as directors.

Director Nominee Selection and Evaluation

The Corporate Governance Committee develops criteria and qualifications for directors and director candidates that the Board will review and approve annually. The Corporate Governance Committee has a process under which it identifies and evaluates all director candidates properly nominated as required by Adient’s Corporate Governance Guidelines. The Corporate Governance Committee will consider nominee recommendations from a variety of sources, including nominees recommended by shareholders. The Corporate Governance Committee might, from time to time, retain an executive search firm for a fee to help facilitate the identification, screening and interview process of director nominees. The Corporate Governance Committee expects that qualified candidates will have high-level managerial experience in a relatively complex organization or be accustomed to dealing with complex problems, and will be able to represent the interests of the shareholders as a whole rather than special interest groups or constituencies.

The Corporate Governance Committee uses the following criteria and qualifications, among others, to evaluate any director candidate’s capabilities to serve as a member of the Board:

•  Board Attendance and Engagement

•  Independence

✓ Board

✓ Committees

•  Other Time Demands

✓ Employment

✓ Other Boards

✓ Other Matters

•  Conflicts

✓ Competitor

✓ Key Supplier

✓ Key Customer

•  Diversity

✓ Ethnic

✓ Gender

•  Industry Sector Experience / Expertise

✓ Automotive

✓ Industrial Manufacturing

✓ Technology / Engineering

✓ Asia / China

•  Functional Experience / Expertise

✓ Current / Recent CEO

✓ Operating Experience

✓ Mergers and Acquisitions

✓ Information Technology Strategy

✓ Cybersecurity

✓ International Exposure

✓ Engineering / Product Development

✓ Regulatory / Government / Legal

✓ Capital Markets

The Corporate Governance Committee also reviews the qualifications of any candidate with those of current directors to determine coverage and gaps in experience in related industries and functional areas. The Corporate Governance Committee will consider the criteria and qualifications noted above in selecting nominees for directors, including members from diverse backgrounds and perspectives who combine a broad spectrum of experience and expertise.

The Corporate Governance Committee is also responsible for developing a process and form of evaluation for use in evaluating director nominees and conducting such an evaluation prior to any director’s nomination for reelection to serve on the Board, and plans to do so prior to future annual general meetings.

Ethics Policy

Adient has adopted an Ethics Policy that requires all its business activities to be conducted in compliance with laws, regulations and ethical principles and values. All directors, officers and employees of Adient are required to read, understand and abide by the requirements of the Ethics Policy. Adient’s salaried employees receive training about the Ethics Policy and certify on an annual basis their compliance with the Ethics Policy. The Ethics Policy is accessible on Adient’s website at http://investors.adient.com/corporate-governance/governance-documents. Any waiver of the Ethics Policy for directors or executive officers may be made only by the Board. Adient will disclose any amendment to, or waiver from, a provision of the Ethics Policy for the principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on Adient’s website.

Corporate Social Responsibility

Adient believes that a commitment to positive environmental, social and governance-related business practices strengthens our company, increases our connection with our shareholders and helps us better serve our customers and the communities in which we operate. Our commitment to social responsibility extends to the environment, anti-corruption and trade compliance, responsible sourcing, human rights, labor practices and worker health and safety. We also see in these commitments additional ways of creating value for our shareholders, our employees, our customers and other stakeholders. As part of our enterprise-wide approach to risk management, the Board and management monitor long-term risks that may be impacted by environmental, social and governance events. Additional information about Adient’s corporate social responsibility efforts is available on our website at http://www.adient.com/suppliers/corporate-responsibility including our Sustainability Report. Peter H. Carlin has been appointed by our Corporate Governance Committee to provide director-level oversight of the Sustainability Report and the inputs contained therein.

Among the ways in which Adient has demonstrated its commitment to environmental, social and governance matters are the following:

•

Adient is committed to providing products and services and managing its facilities in an environmentally responsible manner by identifying materials and manufacturing methods that minimize Adient’s environmental impact through air and water emissions, waste generation and energy consumption.

•

Adient has implemented the Adient Manufacturing System (“AMS”) to help ensure our operations are as environmentally-friendly as possible and that our manufacturing processes are efficient. Under the AMS, Adient’s goals are that:

✓	All wholly-owned Adient production facilities are ISO 14001 certified within 18 months of start of production.
✓	All Adient manufacturing facilities strive to maintain environmental compliance.
✓	Each Adient manufacturing facility establishes its own environmental targets for energy conservation, waste minimization, and regulated emissions.

•	Adient is committed to reducing greenhouse gas emissions related to its manufacturing operations through the AMS.

•

Adient logged 24 energy efficiency improvement projects in its continuous improvement system, including replacing incandescent with LED lighting, reducing air compressor leaks, insulating injection molding equipment, replacing HVAC systems to improve efficiency and managing the “on” time of unused equipment.

•

Adient seeks opportunities to reduce isocynate consumption and waste in operations and make further reductions through product offerings as well as upgrading equipment and preventative maintenance protocols.

•	Adient monitors key performance indicators and outcomes covering energy consumption, greenhouse gas emissions and waste generation with the aim of reducing its overall environmental impact.

•	Adient provides targeted anti-corruption employee training to employees identified as having job responsibilities with a higher corruption risk.

•	Adient maintains a 24-hour Integrity Helpline whereby suspected violations of its Ethics Policy can be reported via phone or the web anonymously and are investigated.

•	Adient’s expectation is to achieve an incident-free work environment where every Adient employee and contractor is responsible to prevent unsafe acts and conditions.

•	Adient requires that its comprehensive safety policies and procedures are followed, and Adient’s employees and leaders regularly look for ways to improve workplace safety.

•

Adient has an internal network of Subject Matter Experts and Subject Matter Technical Experts in Product Engineering, Industrial Engineering, Quality and Operations that actively work to capture learning and updates in product safety.

•	Adient is committed to respecting human rights through adherence to policies with respect to the protection of and respect for its global employee workforce.

•	Adient’s supplier standards contain specific prohibitions against forced, indentured and involuntary labor, which includes slavery and human trafficking.

•

Adient is an equal opportunity employer and committed to maintaining workplaces free of unlawful discrimination and harassment and requires the management personnel at each facility to ensure implementation of equal opportunity and no harassment policies in accordance with national, state or provincial law.

•

Adient is committed to advancing diversity and inclusion in the workplace and has implemented measures to ensure accountability through initiatives such as Business Resource Groups, which are employee-led volunteer groups with the goal to improve attraction, retention, inclusion and engagement of a diverse and global workforce by developing programming and initiatives focused in four areas: Career, Commerce, Culture and Community.

•

Adient promotes having a diverse talent pipeline by ensuring that workforce and succession planning include an emphasis on under-represented groups and by supporting the continued development, learning and growth of managers and employees.

•

Adient supports a collaborative and communicative environment that involves opportunities for leadership to engage with employees, including Town Hall meetings, an open door policy, High Performance Work teams and local and global reward and recognition programs.

•

Adient respects the rights of employees to organize and engages in bargaining in good faith with the goal of reaching a collective agreement that meets employees’ needs and allows Adient to grow and prosper.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Procedures for Approval of Related Person Transactions

The Board has adopted a written policy for the review of related person transactions. For purposes of the policy, a related person transaction includes transactions in which (i) the amount involved is more than $120,000, (ii) Adient is a participant and (iii) any related person has a direct or indirect material interest. The policy defines a “related person” to include directors, nominees for director, executive officers and their respective immediate family members. Pursuant to the policy, all related person transactions must be approved by the Audit Committee or, in the event of an inadvertent failure to bring the transaction to the Audit Committee for pre-approval, ratified by the Audit Committee. In the event that a member of the Audit Committee has an interest in a related person transaction, the transaction must be approved or ratified by the disinterested members of the Audit Committee. In deciding whether to approve or ratify a related person transaction, the Audit Committee considers the following factors:

•	whether the terms of the transaction are (i) fair to Adient and (ii) at least as favorable to Adient as would apply if the transaction did not involve a related person;

•	whether there are demonstrable business reasons for Adient to enter into the transaction;

•	whether the transaction would impair the independence of an outside director under Adient’s director independence standards; and

•

whether the transaction would present an improper conflict of interest for any director or executive officer, taking into account the size of the transaction, the overall financial position of the related person, the direct or indirect nature of the related person’s interest in the transaction and the ongoing nature of any proposed relationship and any other factors the committee deems relevant.

BOARD AND COMMITTEE INFORMATION

Board Structure and Meetings

The Board is currently comprised of eight independent directors of nine in total. After Mr. Barth’s retirement immediately following the Annual General Meeting, the Board will be comprised of seven independent directors of eight in total. Mr. Henderson serves as our independent Chair of the Board.

In fiscal year 2019, the Board held a total of twelve meetings. Each director attended at least 75% of the aggregate total number of Board meetings and Board committee meetings of which he or she was a member and eligible to attend (for directors who served on the Board for less than a full year, this refers to the period in which such individual served as a director).

Committee Membership as of January 28, 2020

Committee
Director	Audit	Compensation	Corporate Governance	Executive
John M. Barth		Member
Julie L. Bushman	Member	Member
Peter H. Carlin*	Member		Member
Raymond L. Conner		Member	Chair	Member
Douglas G. Del Grosso				Member
Richard Goodman	Chair		Member	Member
José M. Gutiérrez	Member		Member
Frederick A. Henderson				Chair
Barb J. Samardzich	Member	Chair		Member

* After Mr. Barth’s retirement immediately following the Annual General Meeting, Mr. Carlin will become a member of the Compensation Committee and will no longer serve on the Audit Committee. Mr. Carlin will remain a member of the Corporate Governance Committee.

Committees of the Board of Directors

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Corporate Governance Committee and an Executive Committee. The Audit Committee, Compensation Committee and Corporate Governance Committee are each composed entirely of independent directors.

Audit Committee. Each Audit Committee member is financially literate and independent in accordance with the rules and regulations of the NYSE and the SEC. Messrs. Goodman and Gutiérrez are each an “audit committee financial expert” as defined by the SEC. The primary responsibilities of the Audit Committee are to:

•

Review and discuss the audited consolidated financial statements with management and Adient’s independent registered public accounting firm for inclusion of the financial statements and related disclosures in Adient’s Annual Report on Form 10-K;

•	Review and discuss with management and Adient’s independent registered public accounting firm Adient’s quarterly consolidated financial statements and disclosures and earnings press releases;

•	Review and advise the Board with respect to the effectiveness of Adient’s system for monitoring compliance with laws and regulations;

•

Review with Adient’s General Counsel legal matters that may have a material impact on the consolidated financial statements and any material notices or inquiries received from regulators or governmental agencies regarding compliance;

•	Review the activities of Adient’s Internal Audit department, the significant findings from completed audits and the actions Adient’s management is taking in response to those audits;

•	Review major financial risk exposures and management’s plans to monitor and control such exposures;

•	Review of information technology strategies and plans, including the review of cybersecurity and privacy risks and risk mitigation efforts;

•	Review Adient’s significant capital appropriations matters; and

•	Maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

The Audit Committee held seven meetings during our 2019 fiscal year.

Compensation Committee. The primary responsibilities of the Compensation Committee are to:

•	Evaluate and recommend the CEO to the Board;

•	Recommend to the Board the selection and retention of officers and key employees;

•	For fiscal year 2019, review and recommend to the Board the overall compensation program for directors, including committee member and chair retainers;

•	Review and approve compensation and compensation-related objectives for senior executives;

•	Administer and approve amendments to the executive compensation plans except for such amendments that require Board approval; and

•	Assess on an annual basis the independence of its compensation consultants, outside legal counsel and other compensation advisers.

The Compensation Committee Charter adopted by the Board permits the committee to, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee of the committee. The Compensation Committee held four meetings during our 2019 fiscal year.

Corporate Governance Committee. The primary responsibilities of the Corporate Governance Committee are to:

•	Develop guidelines and criteria for the qualifications of directors and make related recommendations to the Board for approval;

•	Select, and recommend to the Board, qualified director candidates, including consideration of any candidates submitted by shareholders in accordance with Adient’s organizational documents;

•	Consider, and recommend to the Board, the size and composition of the Board;

•	Develop, and recommend to the Board, standards for director independence and financial expertise; and

•	Review and recommend to the Board the overall compensation program for directors, including committee member and chair retainers.

In addition to recommending director candidates, the Corporate Governance Committee has established procedures for the oversight and evaluation of the Board, will review correspondence received from shareholders, and will review on an annual basis Adient’s Corporate Governance Guidelines to be adopted by the Board. The Corporate Governance Committee held six meetings during our 2019 fiscal year.

Executive Committee. The primary function of the Executive Committee is to exercise all of the powers of the Board when the Board is not in session, as the law permits and subject to certain limitations specified in the Executive Committee Charter. The Executive Committee did not meet during our 2019 fiscal year.

Compensation Committee Interlocks and Insider Participation

There are no interlocks among the Committee members and Adient.

PROPOSAL TWO:

RATIFICATION, BY NON-BINDING ADVISORY VOTE, OF THE APPOINTMENT OF ADIENT’S

INDEPENDENT AUDITOR FOR FISCAL YEAR 2020 AND AUTHORIZATION, BY BINDING VOTE,

OF THE BOARD, ACTING THROUGH THE AUDIT COMMITTEE, TO SET THE AUDITORS’

REMUNERATION

The Audit Committee appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2020. We ask that you ratify the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2020 and that you authorize the Board, acting through the Audit Committee, to set the auditors’ remuneration.

PricewaterhouseCoopers LLP has audited our financial statements for fiscal year 2019.

We expect representatives of PricewaterhouseCoopers LLP to be present at the Annual General Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. If shareholders do not ratify the appointment, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent auditor for the following fiscal year. Even if shareholders ratify the selection, the Audit Committee, in its discretion, may select a new independent auditor at any time during the year if it believes that such a change would be in our best interest. Authorization of the Board of Directors, acting through the Audit Committee, to set the independent auditors’ remuneration requires the affirmative vote of a majority of votes cast by the holders of ordinary shares represented at the Annual General Meeting in person or by proxy.

Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:

RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor of Adient plc is hereby ratified and that the Board of Directors, acting through the Audit Committee, is hereby authorized to set the auditors’ remuneration.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

AUDIT COMMITTEE REPORT

The Audit Committee is comprised of Mr. Goodman (Chairman), Ms. Bushman, Mr. Carlin, Mr. Gutiérrez and Ms. Samardzich, all independent, non-employee directors, and operates pursuant to a written charter adopted by the Board. The charter is available on our website at http://investors.adient.com/corporate-governance/governance-documents.

The Board has the ultimate authority for effective corporate governance, including the role of oversight of the management of our company. The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities by overseeing our accounting and financial reporting processes, the audits of our consolidated financial statements and internal control over financial reporting, the qualifications and performance of the independent registered public accounting firm engaged as our independent auditor and the performance of our internal auditors. The Audit Committee relies on the expertise and knowledge of management, the internal auditors and the independent auditor in carrying out its oversight responsibilities. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements, accounting and financial reporting principles, internal control over financial reporting and disclosure controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In addition, management is responsible for objectively reviewing and evaluating the adequacy, effectiveness and quality of our system of internal control.

The Audit Committee selects our independent registered public accounting firm for each fiscal year. Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an independent audit of the consolidated financial statements and for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is also responsible for expressing an opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors the independence of PricewaterhouseCoopers LLP, which includes a review of the relationships between the independent registered public accounting firm and Adient. After reviewing the relationships and discussing them with management, the Audit Committee assesses PricewaterhouseCoopers LLP’s overall relationship with Adient, as well as their objectivity and independence. Based on its review, the Audit Committee is satisfied with the auditors’ independence.

The Audit Committee fulfills its duties and responsibilities as outlined in its charter, by specifically, among other actions:

•	reviewing and discussing with management and the independent auditor our consolidated financial statements and related periodic reports filed with the SEC;

•

reviewing with management, the independent auditor and the internal auditor, management’s assessment of the effectiveness of our internal control over financial reporting, and the effectiveness of our internal control over financial reporting;

•	reviewing with the independent auditor, management and the internal auditor, as appropriate, the audit scope, and plans of both the independent auditor and internal auditor;

•	meeting in executive sessions with each of the independent auditor, management and the internal auditor;

•

discussing with the PricewaterhouseCoopers LLP those matters that are required to be discussed by the Public Company Accounting Oversight Board’s (“PCAOB”) Auditing Standard No. 1301, Communication with Audit Committees; and

•

receiving the annual letter from PricewaterhouseCoopers LLP provided to use pursuant to PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, confirming their independence.

The Audit Committee has reviewed and discussed with our management and independent auditor our audited consolidated financial statements and related footnotes for the fiscal year ended September 30, 2019, and the independent auditor’s report on those financial statements. Management represented to the Audit Committee that our financial statements were prepared in accordance with generally accepted accounting principles. PricewaterhouseCoopers LLP presented the matters required to be discussed with the Audit Committee by PCAOB Standards and SEC Regulations. This review included a discussion with management and the independent auditor about the quality (not merely the acceptability) of our accounting principles, the reasonableness of significant estimates and judgments and the disclosures in our financial statements, including the disclosures relating to critical accounting policies. PricewaterhouseCoopers LLP also has confirmed to the Audit Committee in writing, as required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, that, in its professional judgment, it is independent of Adient under all relevant professional and regulatory standards.

Relationship with Independent Auditors

The following table presents fees for professional services rendered to Adient by PricewaterhouseCoopers LLP for the years ended September 30, 2019 and September 30, 2018.

(amounts in 000’s)	Fiscal Year 2019	Fiscal Year 2018
Audit Fees(1)	$10,897	$11,714
Audit-Related Fees(2)	214	225
Tax Fees(3)	755	939
All Other Fees(4)	43	629
Total	$11,909	$13,506

(1) In 2019 and 2018, PricewaterhouseCoopers LLP billed Adient for professional services rendered for the audit of Adient’s annual financial statements, the audits of Adient’s internal control over financial reporting, statutory and subsidiary audits, the review of documents filed with the SEC, and certain accounting consultations in connection with the audits.

(2) Audit related fees include: accounting consultations in connection with new accounting standards and proposed acquisitions and divestitures.

(3) Tax fees consist principally of professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax planning and advice including assistance with tax audits and appeals, and tax advice related to mergers and acquisitions.

(4) All other fees primarily represent fees associated with advocacy services, training seminars related to accounting, finance and tax matters, and information technology consulting.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permitted non-audit services. The budget includes a description of and a budgeted amount for particular categories of non-audit services that are recurring in nature and, therefore, anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent registered public accounting firm for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on registered public accounting firm independence and whether the provision of non-audit services by the independent registered public accounting firm is compatible with the firm’s independence.

The Audit Committee also considers whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with our business, people, culture, accounting systems, risk profile, and whether the services enhance Adient’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee.

The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee.

Based on its review of the discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K.

Richard Goodman, Chairman

Julie L. Bushman

Peter H. Carlin

José M. Gutiérrez

Barb J. Samardzich

Members, Audit Committee

PROPOSAL THREE:

APPROVAL, ON AN ADVISORY BASIS, OF ADIENT’S

NAMED EXECUTIVE OFFICER COMPENSATION

SEC rules require us to seek your approval on an advisory basis of our named executive compensation program, as described in the Compensation Discussion and Analysis, related compensation tables and narrative discussion of this Proxy Statement. This vote is not intended to address any specific items of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement. This vote is advisory and not binding on Adient, the Compensation Committee or the Board. However, as the vote is an expression of our shareholders’ views on a significant matter, the Compensation Committee will consider the outcome of the vote when making future executive compensation decisions.

As described in the Compensation Discussion and Analysis section, decisions regarding executive compensation are guided by our philosophy, which is built on the following principles:

•	Align the interests of executive officers with those of shareholders in a manner that does not encourage excessive risk-taking

•	Pay for performance and the achievement of strategic, financial and leadership objectives

•	Design awards to drive the achievement of strategic business objectives that increase shareholder value

•	Keep compensation competitive to attract, motivate and retain an executive team that continues to drive success

•	Reflect business conditions and compensation practices to be aligned with our peer group and the automotive industry to ensure our executive compensation practices are appropriately competitive

We encourage shareholders to read the Compensation Discussion and Analysis, which describes our fiscal year 2019 business results, compensation program decisions, shareholder feedback and pay for performance alignment. We believe that the information we have provided in this Proxy Statement demonstrates that we designed our executive compensation program appropriately and that it is working to build long-term shareholder value, deliver sustained, strong business and financial results and attract, motivate and retain a highly qualified and effective executive team. We currently hold advisory votes on the compensation of our named executive officers on an annual basis and intend to hold the next such vote at the 2021 Annual General Meeting of Shareholders.

Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:

RESOLVED, that the compensation paid to Adient’s named executive officers, as disclosed in the Proxy Statement for the 2020 Annual General Meeting of Shareholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis section and the accompanying compensation tables and narrative discussion, is hereby approved on an advisory basis.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee, in consultation with management and its independent compensation consultant, oversees Adient’s executive compensation philosophy and reviews and approves compensation for executive officers. In this section, we describe and analyze the material components of the executive compensation programs for the named executive officers (“NEOs”), the material compensation decisions made by the Compensation Committee and the key factors considered in making those decisions.

The following individuals were Adient’s NEOs for fiscal year 2019 (October 1, 2018 through September 30, 2019):

•	Douglas G. Del Grosso, President and Chief Executive Officer

•	Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer

•	Jerome J. Dorlack, Vice President, Americas

•	Cathleen A. Ebacher, Vice President, General Counsel and Secretary

•	Jian James Huang, Vice President, APAC

•	Byron S. Foster, Former Executive Vice President

Mr. Foster left Adient’s employment effective March 1, 2019.

Message from the Compensation Committee

Fiscal year 2019 was a time of continued transformation for Adient as we worked to improve business operations and manufacturing efficiency. In line with these ambitions, the Board of Directors, working with Adient’s new senior leadership, refocused Adient’s strategy by narrowing product and market focus and placing greater emphasis on actions designed to deliver enhanced profitability, cash generation and debt management.

Delivering on our business strategy requires highly engaged and motivated leadership, which means that a strong executive compensation program that drives financial results is critical. With this in mind, and based on our business strategy and feedback from shareholders, we redesigned the executive compensation programs for fiscal year 2019 to:

•	Tie NEO incentives to improved profitability, cash flow, debt management and shareholder value creation.

•	Increase the portion of long-term incentive awards that require meeting specific performance conditions to vest.

The following table outlines specific design changes made for fiscal year 2019:

Program	Fiscal Year 2019 Change		Rationale
Annual Incentive Performance Plan (AIPP)

•  Shifted performance metric weightings:

–   40% weight on achieving adjusted EBITDA target

–   40% weight on achieving free cash flow target

–   20% weight on achieving three strategic objectives intended to enhance Adient’s operations and profitability (each strategic objective with a pre-defined and measurable target)

• Encourages executive focus on the financial measures that have the greatest impact on Adient’s strategic priorities
	• Reduced total maximum award from 200% of target to 180% with performance on strategic objectives capped at target		• Ensures appropriate sharing of incremental performance results between shareholders and AIPP participants
Long-term Incentive (LTI) Plan	• Set NEO long-term incentive performance share unit (PSU) metrics on improved profitability, cash flow, debt management and shareholder value creation		• Better aligns with Adient’s refocused business strategy
	• Increased the weight of PSUs to 70% from 60% of target value		• Aligns with Adient’s pay for performance philosophy and drives stronger emphasis on performance-based incentives
	• Discontinued the use of annual measurement periods for PSUs and instead tied vesting to achievement of three-year goals		• Focuses executives on longer-term strategic objectives
	• Continued the use of relative total shareholder return (TSR) as a PSU metric, but as a modifier of financial metrics		• Reinforces the importance of improved profitability, debt reduction and cash flow generation
Compensation Peer Group	• Benchmarked compensation levels to a revised Compensation Peer Group

•  Revised Compensation Peer Group places greater focus on automobile equipment manufacturers and eliminates companies that have significantly greater revenue than Adient; the Compensation Peer Group for fiscal year 2019 had a median revenue of $13.0B (down from a median of $15.3B in fiscal year 2018)

	Companies Added	Companies Removed
	American Axle & Manufacturing Holdings, Inc. Dana Incorporated Delphi Technologies plc Stanley Black & Decker, Inc.	3M Company Deere & Company General Dynamics Corp. Honeywell International Inc. Illinois Tool Works Inc. Northrup Grumman Corporation Whirlpool Corp.
Benefits	• Eliminated the leased vehicle benefit for newly hired executives in the United States effective October 1, 2018		• Drive consistency with market practice and ensure benefits help to engage, motivate and retain executive talent, while balancing shareholder interests

•  Restricted investment options for all LTI deferral elections; once a deferred restricted share unit (RSU) or PSU award vests, those RSUs or PSUs will become Deferred Share Units and will remain linked to Adient shares until distribution

• Limited cash severance benefit for the CEO under a non-change of control scenario to 1.5x base salary

Our NEOs did not receive increases in base salary, target AIPP percentage or in target LTI for fiscal year 2019, leaving their entire compensation package unchanged. The Compensation Committee believes these changes continue the tradition of paying for performance while reflecting the urgency of the business transformation that was required for Adient in fiscal year 2019.

The Committee believes that the changes outlined above will help to ensure continued alignment of executive and shareholder interests as Adient continues to deliver on its vision of improving the experience of a world in motion. On behalf of the Compensation Committee, I want to thank our shareholders for their continued engagement and investment in Adient – I look forward to continuing the dialogue and all that we’ll achieve in 2020 and beyond.

On behalf of the Compensation Committee,

Barb J. Samardzich

Compensation Committee

Barb J. Samardzich, Chair

John M. Barth

Julie L. Bushman

Raymond L. Conner

Compensation Design

The overarching goal is to reward all employees, including NEOs, for delivering exceptional performance, building shareholder value and helping us achieve our corporate goals. The intent of our executive compensation program is to align with the following objectives and philosophy:

Objectives	Philosophy

✓ Reward shareholder value creation over the long-term

✓ Deliver sustained, strong business and financial results through a focus on debt reduction, earnings before interest and taxes (EBIT and EBITDA), cash flow and shareholder value and growth

✓ Attract, retain and motivate a highly qualified and effective executive team

✓ Align the interests of executive officers with those of shareholders in a manner that does not encourage excessive risk-taking

✓ Pay for performance and the achievement of strategic, financial and leadership objectives

✓ Design awards to drive the achievement of strategic business objectives that increase shareholder value

✓ Keep compensation competitive to attract, motivate and retain an executive team that continues to drive success

✓ Reflect business conditions and compensation practices to be aligned with our peer group and the automotive industry to ensure our executive compensation practices are appropriately competitive

In determining our executive compensation programs and policies, the Compensation Committee considers shareholder interests, market best practice and market norms. We target compensation generally at market medians based on our Compensation Peer Group, while also considering that certain Adient leaders are responsible for the oversight and leadership of our joint ventures. We let performance against established goals dictate where actual compensation falls versus the market. At times, to reflect skills, experience and market conditions, total compensation for an individual may deviate from market median.

The following factors guided the Compensation Committee’s executive compensation decisions in fiscal year 2019:

•	Executive compensation program objectives and philosophy

•	Financial performance

•	Recommendations of the CEO for other NEOs

•	Evaluation of CEO performance relative to business objectives

•	Assessment of risk management, including avoidance of unnecessary or excessive risk-taking to ensure long-term shareholder value

•	Shareholder input including the prior year’s “say-on-pay” vote

•	Advice of independent compensation consultants

•	Market pay practices

•	Current and historical compensation

Aligning Pay and Performance

Pay for performance is key to our executive compensation philosophy. To ensure that we adhere to this principle, we consider the degree of alignment of total incentive compensation to business results, including the level of net debt/adjusted EBITDA, adjusted EBITDA, free cash flow and TSR.

NEO Pay Mix

To align our NEOs with Adient’s performance, our pay mix places the greatest emphasis on performance-based incentives. A significant majority (89% of our CEO’s target compensation and 75% of the average target compensation of our other NEOs, excluding Mr. Foster) for fiscal year 2019 was variable or “at risk,” meaning that it was either contingent on the achievement of performance goals or that its value was dependent on the trading price of our ordinary shares.

Determining Fiscal Year 2019 Compensation

Adient’s business is closely tied to the automotive industry, which is highly cyclical and subject to volatile results. NEO pay mix and levels for fiscal year 2019 were aligned with market practice; however, given the nature of our industry, we will continue to evaluate appropriate positioning to market going forward to ensure we are able to engage, motivate and retain key talent, while balancing shareholder interests. The following highlights important compensation practices and decisions made for fiscal year 2019:

What We Do	What We Don’t Do

✓ Enforce Share Ownership Guidelines for NEOs	× Provide tax gross-ups, except in limited circumstances

✓ Formally assess risk within the executive compensation program	× Provide single-trigger change-of-control arrangements

✓ Maintain an Executive Incentive Compensation Recoupment Policy	× Re-price stock options

✓ Set incentive plan targets that consider both internal strategic plans as well as external context for performance expectations	× Pay current dividends on performance-based RSUs

✓ Annually review the link between executive pay and performance	× Provide excessive perquisites

✓ Maintain double-trigger change-of-control arrangements with no excise tax gross-ups	× Reward executives without a link to performance

✓ Ensure the independence of the Committee members and the advisors who report to them

✓ Implement a strong shareholder engagement process

✓ Prohibit pledging and hedging transactions with respect to Adient shares

Role of the Compensation Committee

In fiscal year 2019, the Compensation Committee was comprised of four independent directors who reviewed and approved the executive compensation program, determining the appropriate level of compensation for executives, including the NEOs. As an initial guideline, the Compensation Committee set the total direct compensation opportunity (base salary, annual incentive target and long-term incentive target) for each executive to approximately the 50th percentile of the Compensation Peer Group.

The Compensation Committee generally determined the NEOs’ compensation based upon a desire to link compensation to the objectives of our executive compensation programs. In addition, when determining the overall compensation of NEOs, including base salaries and annual incentive and LTI amounts, the Compensation Committee considered, in a subjective manner, a number of factors it deemed important, as outlined above.

The Compensation Committee made the compensation decisions for the CEO and the other NEOs in fiscal year 2019 after careful review and analysis of appropriate performance information, market compensation data and shareholder input. While the CEO made recommendations to the Compensation Committee regarding the compensation of the other NEOs, the Compensation Committee alone determined the compensation for the CEO.

Beyond determining specific compensation for NEOs in fiscal year 2019, the Compensation Committee works with executive management to review and adjust compensation policies and practices to remain consistent with Adient’s values and philosophy, support the recruitment and retention of executive talent and help Adient achieve its business objectives.

Our Approach to Rewarding Performance

Annual Incentive Performance Plan

•  Reward achievement of short-term individual and corporate performance goals

Restricted Stock Units

•  Align executives’ long-term financial interests with those of our shareholders

•  Reinforce ownership in Adient

•  Support retention of executives

Performance Share Units

•  Align executives’ long-term financial interests with those of our shareholders

•  Link compensation to building long-term shareholder value and the achievement of key financial targets

•  Reinforce ownership in Adient

•  Support retention of executives

Role of the CEO

The CEO provides recommendations to the Compensation Committee on the total direct compensation for executives other than himself. The CEO does not make recommendations with respect to his own compensation.

The CEO’s recommendations for the other NEOs are based on his personal review of their performance, job responsibilities, importance to our overall business strategy and our compensation philosophy. Although the CEO’s recommendations are given significant weight, the Compensation Committee retains full discretion when determining compensation.

Role of the Compensation Peer Group

To gauge marketplace compensation levels and practices, the Compensation Committee approved for fiscal year 2019 a Compensation Peer Group consisting of a group of companies that:

•	Adient competes against for talent

•	Are in the same or a similar industry

•	Have broadly similar revenues that range from $3.1B to $20.5B, with a median of $13.0B

For fiscal year 2019, the following companies comprised our Compensation Peer Group:

Adient Compensation Peer Group for Fiscal Year 2019
American Axle & Manufacturing Holdings, Inc. Aptiv plc Arconic Inc. BorgWarner Inc. Cummins Inc. Dana Incorporated Delphi Technologies plc	Eaton Corporation plc Emerson Electric Co. Ingersoll-Rand plc L-3 Communications Holdings Inc. Lear Corporation PACCAR Inc.	Parker-Hannifin Corporation Stanley Black & Decker, Inc. Tenneco Inc. Textron Inc. The Goodyear Tire & Rubber Company Visteon Corporation

In establishing fiscal year 2019 total direct compensation levels (base pay, annual incentive targets and long-term incentive targets), the Compensation Committee reviewed market data from the Compensation Peer Group against the current compensation levels for executives.

Role of the Independent Compensation Consultant

To add rigor in the review process and to inform the Compensation Committee of market trends, the Compensation Committee engaged the services of Willis Towers Watson to analyze and provide advice concerning its executive compensation structure and plan designs. Willis Towers Watson also provided Compensation Peer Group and other market data, which the Compensation Committee referenced when determining compensation for NEOs. The Compensation Committee annually reviews the services Willis Towers Watson provides, the quality of those services, the fees associated with the services as well as the factors impacting independence that NYSE rules require.

The Compensation Committee has considered and assessed relevant factors that could give rise to a potential conflict of interest with respect to the work performed by Willis Towers Watson. Based on this review, the Compensation Committee did not identify any conflicts of interest and has determined that Willis Towers Watson is independent of Adient and its management.

2019 Say-on-Pay Vote and Shareholder Feedback

Adient is committed to the interests of our shareholders and the delivery of shareholder value through sustainable growth strategies. As part of this commitment, we value and consider shareholder feedback about our executive compensation program.

At the annual general meeting of shareholders held in March 2019, 94% of the shareholder votes cast supported our executive compensation program in an advisory say-on-pay vote, demonstrating strong support for our program and the changes we made to our executive compensation program for fiscal year 2019. Adient did not conduct shareholder calls specifically on compensation practices in fiscal year 2019. However, during regular shareholder calls in fiscal year 2019, we discussed and received comments on compensation practices. We considered the results of our say-on-pay vote, as well as the comments received during shareholder calls, in making the decision to carry forward the changes we made for fiscal year 2019 to fiscal year 2020.

Elements of our Total Rewards Program

The chart below highlights the key elements of our total rewards program for fiscal year 2019 and how each is linked to executive compensation program objectives:

Element	Link to Program Objectives	Type of Compensation	Key Features
Base Salary	The Compensation Committee considers base salaries paid by companies in the Compensation Peer Group.	Cash	Provides a stable source of income and is a standard compensation element in executive compensation packages.
Annual Incentive	A cash-based award that encourages executives to focus on the business and financial objectives for each fiscal year. Target incentive opportunity is set as a percentage of base salary.	Cash	Payout is based on adjusted EBITDA (40% weight), free cash flow (40% weight) and strategic objectives (20% weight) as well as an individual performance modifier.
Long-Term Incentives • RSUs • PSUs	Ensures that executive pay is directly linked to the achievement of long-term objectives, builds shareholder value and supports talent retention.	Long-Term Equity

RSUs have a three-year ratable vesting schedule that promotes retention, and the increase or decrease in their value mirrors what shareholders experience, further aligning executive interests with those of our shareholders.

PSUs align executive compensation with the creation of shareholder value. PSUs have a three-year cliff vesting cycle with the number of shares earned dependent on financial performance relative to pre-determined goals. Adjusted EBITDA (40% weight), free cash flow (40% weight), net debt/adjusted EBITDA (20% weight), relative TSR as a modifier (+/- 20% based on rank within a peer group) and absolute TSR (circuit breaker – if negative, the maximum award is capped at 100%) are the performance measures used for this LTI component.

Health and Welfare and Retirement Benefits	A critical element of a total rewards program and thus, helps attract, maintain and retain executive talent.	Benefit	These benefits are broadly applicable to all U.S. executives; retirement benefits are provided through three plans: • 401(k) Plan • Retirement Restoration Plan • Executive Deferred Compensation Plan

Element	Link to Program Objectives	Type of Compensation	Key Features
Severance and Change of Control Agreements	Ensures executives remain focused on the business.	Benefit

These agreements protect Adient and the executives from risks by providing:

•   Economic stability

•   Payments and benefits in the event of a change of control

The agreements do not provide excise tax gross-ups in the event of a change of control, and equity awards are subject to double trigger vesting upon a change of control.

Perquisites	Helps keep our executive compensation program competitive.	Benefit	Perquisite cash allowance is limited to 5% of base salary and an annual physical. Certain NEOs are also eligible to lease a car, however this perquisite will cease by July 2022.

Analysis of 2019 Compensation

Base Salary

Base pay recognizes each executive’s role, skills, performance, contribution, leadership and potential. It is the only portion of executive total direct compensation that is not “at risk,” and helps us attract and retain individuals who have the leadership and management skills to drive the growth and success of our business.

For fiscal year 2019, in light of our operating environment and focus on delivering enhanced profitability, the Compensation Committee determined that none of the NEOs would receive a base salary increase. Mr. Dorlack’s fiscal year 2019 base salary was set at approximately the market median in connection with his initial hiring in November 2018.

Annual Incentive Performance Plan (AIPP)

To continue our business stabilization and turnaround efforts, our fiscal year 2019 AIPP was developed to focus on basic key metrics, providing management with the opportunity to drive performance in the context of the current business environment. Accordingly, fiscal year 2019 AIPP measured executive performance in the following key areas:

•	Financial Metrics: adjusted EBITDA and free cash flow, which are vital in our turnaround efforts

•

Strategic Objectives: completion of corporate transformational projects relating to fundamental changes in our capital structure, asset base and customer transitions intended to enhance operations and profitability as we position ourselves going forward

Fiscal Year 2019 AIPP Performance

Following are the thresholds, targets and maximums set by the Compensation Committee for the fiscal year, as well as actual performance results for financial metrics:

Performance Metrics	Weight	FY 2019 Goals			FY 2019 Performance		FY 2019 Total Payout
		Threshold	Target	Maximum	Actual Achievement	Weighted Payout %
Adjusted EBITDA ($M)	40%	$800	$850	$1,250	$845	38%	113%
Free Cash Flow ($M)	40%	$(407)	$(357)	$43	$(160)	60%
Strategic Objectives	20%	Achieved/Not Achieved			Partial	15%

Adjusted EBITDA is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans, and excluding depreciation and stock-based compensation. In determining Adjusted EBITDA for purposes of our fiscal year 2019 AIPP performance, we also excluded a $58 million accrual for the AIPP.

Free cash flow is defined as cash from operating activities less capital expenditures.

The table below summarizes the target award potential and actual payout amounts for NEOs for fiscal year 2019.

NEO	Award Target (as a % of Base Salary)	Award Target ($)	FY 2019 Actual Payout Amount ($)
Douglas G. Del Grosso	150%	$1,725,000	$1,949,250
Jeffrey M. Stafeil	100%	$780,000	$881,400
Jerome J. Dorlack	85%	$488,750	$599,195
Cathleen A. Ebacher	90%	$540,000	$488,160
Jian James Huang	60%	$354,042	$480,035

The Compensation Committee had the ability to adjust actual payout amounts under the 2019 AIPP. The Committee determined that no adjustments were appropriate for the CEO. The CEO made recommendations for adjustments for the other NEOs based on their individual contributions, which the Compensation Committee approved. These adjustments did not alter the total overall AIPP pool payout. Mr. Foster’s award target for fiscal year 2019 was 100% of his base salary. Under the terms of his separation agreement, he remained eligible to receive an AIPP payout for fiscal year 2019 based on actual performance, but pro-rated to reflect his partial year of service. His actual payout amount is reflected in the Summary Compensation Table below.

Long-Term Incentive (LTI) Plan

The Compensation Committee approved two forms of LTI awards in fiscal year 2019 and increased the portion of the awards tied to performance metrics by adjusting the split between RSUs and PSUs from 40% / 60% in fiscal year 2018 to 30% / 70% in fiscal year 2019:

•

RSUs vest one-third per year over three years and provide additional value to the holder when the stock price rises. By awarding RSUs, we can link LTIs directly to stock price. If the stock price decreases, so does the value of the executive’s compensation. RSUs can help to maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements.

•

PSUs vest at the end of the three-year performance period (FY2019 — FY2021). The performance metrics for the fiscal year 2019 LTI are adjusted EBITDA, free cash flow and net debt/adjusted EBITDA. Relative TSR is a modifier (+/- 20%) to the financial metrics based on rank within a peer group. Also, if absolute TSR is negative, the maximum payout is capped at 100%. The Compensation Committee sets the thresholds, targets and maximums for the fiscal years 2019-2021 LTI performance period based on Adient’s long-term strategic plan. This approach ensures that we provide competitive incentive compensation based on market competitive performance while continuing to focus on strategic long-term deliverables.

Performance Metrics	Weight	Threshold	Target	Maximum
Adjusted EBITDA ($M)	40%	$1,150	$1,350	$1,550
Free Cash Flow ($M)	40%	$100	$300	$500
Net Debt / Adj. EBITDA	20%	2.6	2.4	2.2
Relative TSR Modifier	+/- 20%	Adient relative TSR position within a peer group
Absolute TSR Circuit Breaker		Maximum total performance factor = 100% if TSR is negative

In total, we believe these metrics provide a focus on shareholder value creation and retention of key executives over the course of the vesting period. They are also reflective of market practice within our industry. The size of the grants is based on a combination of market practice and the relative importance of the objectives behind each of the grants. The PSU will be earned or forfeited based on performance achievement. Furthermore, all awards are impacted by changes in Adient share price.

In September 2018, the Compensation Committee approved the following target grant amounts for fiscal year 2019:

	FY 2019 Long-Term Incentive Grant
	Number of PSUs	Target Value of PSUs	Number of RSUs	Value of RSUs	Total Target Value of Award
Douglas G. Del Grosso	134,085	$5,109,979	57,465	$2,189,991	$7,299,970
Jeffrey M. Stafeil	45,919	$1,749,973	19,679	$749,967	$2,499,940
Jerome J. Dorlack	44,830	$979,984	19,213	$419,996	$1,399,980
Cathleen A. Ebacher	20,204	$769,974	8,659	$329,994	$1,099,968
Jian James Huang	5,510	$209,986	2,361	$89,978	$299,964

Mr. Foster received a grant for fiscal year 2019 of 44,082 PSUs and 18,892 RSUs representing a total target value of $2,399,939. Under the terms of his separation agreement, all of Mr. Foster’s equity awards vested or will vest on a pro-rated basis based on the portion of the performance period that Mr. Foster had completed at the time of his separation of service. His pro-rated performance-based awards are also contingent on achieving the performance goals that apply to the awards.

The PSU values shown in the table above are based on the target grant date values approved by the Compensation Committee in September 2018. However, the grant date for purposes of the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718 (ASC 718) did not occur until January 2019, when the Compensation Committee approved the performance goals that apply to the PSUs. Accordingly, as required by ASC 718 and the SEC’s regulations, the actual grant date fair value of the PSUs, and the amounts shown in the Summary Compensation Table and the Grants of Plan-Based Awards Table below, are calculated using inputs from the grant date in January 2019. These amounts are different from the target grant date values shown in the table above primarily due to the difference in the price at which our ordinary shares were trading in January 2019 as compared to September 2018.

Payout of Fiscal Year 2017 Performance Share Units (PSUs)

For fiscal year 2017, the Compensation Committee approved grants of PSUs subject to a sales backlog performance measure. Of our NEOs for fiscal year 2019, only Messrs. Stafeil and Foster and Ms. Ebacher received PSU grants for fiscal year 2017. The performance period for the fiscal year 2017 PSUs ended on September 30, 2019 and resulted in a final payout of 116% of target based on the results indicated in the table below.

	Backlog Performance Targets ($B)

Fiscal Year	Minimum	Target	Maximum	Achieved Results	Final Payout
2017	2.5	2.6	2.7	2.8	116%
2018	2.6	2.8	3.0	2.9
2019	2.7	3.0	3.3	2.4

Fiscal Year 2020 Retention RSU Awards

At this significant juncture in Adient’s business transformation, our Compensation Committee believes that retention is a vital objective of our compensation program because the loss of key executive team members could disrupt the progress already accomplished. Therefore, in late fiscal 2019, the Compensation Committee requested recommendations from management concerning potential retention awards to ensure competitive compensation and provide an additional incentive for key executive team members to remain with us during this critical stage in our turnaround.

Based on management’s recommendations and advice from Willis Towers Watson, in November 2019, the Compensation Committee approved one-time RSU retention awards for Messrs. Stafeil, Dorlack and Huang, who were selected to receive the awards based on the centrality of their roles in our turnaround and their key contributions to date. The RSU retention awards will vest 50% on the second and third anniversaries of the grant date. The award amounts were targeted at levels that the Compensation Committee believed would provide meaningful retention incentives in view of the NEOs’ individual circumstances.

The number of shares subject to the RSU retention awards and their target values are shown in the table below:

	Number of Retention RSUs	Value of Retention RSUs
Jeffrey M. Stafeil	60,415	$1,250,000
Jerome J. Dorlack	51,130	$1,057,880
Jian James Huang	7,249	$150,000

CEO Appointment

Mr. Del Grosso became our President and CEO effective on October 1, 2018. In connection with Mr. Del Grosso’s appointment, we provided to Mr. Del Grosso a written offer letter (the “Offer Letter”) that specified certain compensation terms beginning in fiscal year 2019. Under the Offer Letter, Mr. Del Grosso’s total target direct compensation was $10,175,000 per year, consisting of base salary, a target annual bonus and a long-term equity incentive award. Mr Del Grosso’s initial base salary was $1,150,000 per year, and his target annual bonus under Adient’s AIPP was equal to 150% of his base salary, with an opportunity to earn up to 200% of target for performance above target, subject to the performance metrics determined annually by the Compensation Committee. Mr. Del Grosso was also eligible to receive annual long-term equity incentive awards with applicable performance goals to be determined by the Compensation Committee and as granted in accordance with normal equity grant practices, with a target grant date value of $7,300,000. He was also eligible for standard employee benefits as in effect from time to time on the same basis as generally made available to other senior management.

In addition, to compensate Mr. Del Grosso for equity awards and other dividend compensation that he had the opportunity to earn at his previous employer but that were forfeited in connection with his change in employment, he was granted a one-time equity award in the form of PSUs issued under the Adient plc 2016 Omnibus Incentive Plan with a grant date target value of $5,100,000 (reflecting a reduction of $1,900,000 from the original $7,000,000 value for additional compensation received from Mr. Del Grosso’s previous employer). The PSUs will be earned and become vested based on the difference in (i) the average closing price of ordinary shares over the ten trading days before and ten trading days after Mr. Del Grosso’s start date with us, which was $37.73 (the “Starting Price”), and (ii) the average closing price of ordinary shares over the ten trading days before and ten trading days after the third anniversary of the grant date as follows:

Ending Price as a Percent of Starting Price	Multiplier Against Granted PSUs
Less than Starting Price ($37.73)	75%
Equal to Starting Price ($37.73)	90%
Over 100% up to 150%	100%
Over 150% up to 200%	135%
Over 200% up to 250%	175%
Over 250%	250%

For Mr. Del Grosso to earn the full target value of the PSUs, the average closing price of an ordinary share must be greater (as calculated by the formula discussed above) at the time of the third anniversary of the grant date than it was at the grant date. In addition, the PSUs will be forfeited by Mr. Del Grosso if he separates from service with us prior to the third anniversary of his start date unless due to death or disability.

Mr. Del Grosso also received a one-time cash bonus of $800,000 (reflecting a reduction of $500,000 from the original $1,300,000 bonus amount for additional compensation received from his previous employer) to compensate him for a forfeited 2018 bonus and forfeited dividends from his previous employer. This cash bonus is subject to repayment in full if Mr. Del Grosso’s employment ends for any reason other than termination by us without cause or due to death or disability prior to the second anniversary of his start date.

We entered into a standard Key Executive Severance and Change of Control Agreement with Mr. Del Grosso, the terms of which are generally consistent with the terms of the agreements with our NEOs described below under the heading “Severance and Change of Control Agreements.” Under his Key Executive Severance and Change of Control Agreement, Mr. Del Grosso’s severance upon a qualifying termination other than in connection with a change of control would be equal to one and one-half times his base salary, and he would receive a benefits replacement payment equal to 18 months’ benefits. His severance upon a qualifying termination during the two years following a change of control would be equal to three times the sum of his base salary and average bonus, and he would receive a benefits replacement payment equal to 36 months’ benefits.

Dorlack Sign-On Bonus

In connection with Mr. Dorlack’s hiring in November 2018, we awarded him a sign-on bonus of $400,000 after his first month of employment. Mr. Dorlack would be required to repay this amount in full if he were to voluntarily terminate his employment within two years after receiving the bonus. As an additional sign-on bonus, we granted Mr. Dorlack 6,300 PSUs and 2,700 RSUs. These equity awards included the same performance conditions and vesting schedules as Mr. Dorlack’s fiscal year 2019 LTI awards, as described above under the heading “Long-Term Incentive (LTI) Plan.”

Other Policies and Benefits

Share Ownership Guidelines

We require executive officers to hold a significant amount of Adient stock. The guidelines below tie NEO compensation to stock performance because the increase or decrease in stock price impacts their personal holdings.

NEO	Required Minimum Ownership

CEO	6x base salary

Other Executive Officers*	3x base salary

*One executive officer located in China, Mr. Huang, is not subject to our share ownership guidelines because we grant cash settled awards in China.

During fiscal year 2019 we revised our share ownership guidelines to the levels shown in the table above (from 10x base salary for the CEO and 5x base salary for the Chief Financial Officer (“CFO”)) to be more in line with our peer group and general industry market practices.

These ownership requirements reflect our culture and demonstrating a strong commitment to Adient. Each participant covered by the ownership requirement must reach their ownership within a five-year “grow in” period. Mr. Del Grosso has five years from his appointment as President and CEO to reach the level of required ownership indicated above.

Anti-Hedging and Anti-Pledging Policy

Our Insider Trading Policy prohibits all employees, including NEOs, and non-employee directors from trading on an exchange in puts, calls or derivative securities relating to Adient securities, from engaging in hedging or monetization transactions relating to Adient securities and from short-selling Adient securities. For purposes of the policy, “Adient securities” includes our ordinary and preferred shares (if any were to be issued), derivative securities (including RSUs, PSUs and share options) and debt securities. The Policy also prohibits all employees, including NEOs, and non-employee directors from pledging Adient securities as collateral for a loan.

Incentive Compensation Recoupment Policy

We have a claw back policy that applies to all performance incentives (including PSUs) awarded on or after October 31, 2016. This claw back policy serves to increase transparency and discourage executives from engaging in behavior that could potentially harm Adient or its shareholders.

Under the policy, the Compensation Committee requires all officers (within the meaning of Section 16 of the Exchange Act) elected by the Board to reimburse us for any overpayments or excess shares delivered under any performance incentives if:

•

The payment or delivery of shares was based on the applicable performance period’s financial results that were subsequently the subject of a material restatement, other than a restatement due to changes in accounting policy.

•	The Compensation Committee believes the covered officer engaged in conduct that caused, or even partially caused, the need for the restatement.

•	A lower payment would have been made, or fewer shares delivered, to the covered officer based upon the restated financial results.

In addition, if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws as a result of misconduct, then we will also seek to recover any compensation received by the CEO and CFO (consistent with Section 304 of the Sarbanes-Oxley Act of 2002).

When the SEC adopts final rules under the Dodd-Frank Wall Street Reform and Consumer Protection Act relating to the recovery of incentive compensation, we intend to review and revise our policy to the extent required to comply with such rules.

Retirement Benefit Plans

The three retirement plans described below are broadly applicable to all U.S. executives. We regularly evaluate the effectiveness of our retirement program and consider changes as needed.

401(k) Plan

All U.S. employees are eligible for the 401(k) Plan, including executives. Participants can contribute up to 25% of their eligible compensation on a pre-tax basis; however, executives can contribute only up to 6% of their eligible compensation. The Adient match is $0.75 on each dollar contributed up to 6% of the employee’s eligible compensation. A variable match may be available based on Adient performance whereby Adient may match up to 100% of each dollar contributed, up to 6% of the employee’s eligible compensation.

In addition, Adient makes a varied annual retirement contribution for eligible employees, including all executives. The contribution is between 1% and 7% of the participant’s eligible compensation and is based on the participant’s age and service. Both the matching contribution and the annual retirement income contribution are subject to vesting requirements.

Retirement Restoration Plan

Code sections 402(g) and 401(a)(17) limit the benefits companies can provide to employees under a 401(k) Plan. Thus, Adient sponsors the Retirement Restoration Plan, which allows certain employees who are affected by these Code limits to obtain the full intended benefit from the 401(k) without regard to such limits.

Under the plan, executives are eligible to defer up to 6% of their eligible compensation to the Retirement Restoration Plan (without regard to the limits imposed on deferrals under the 401(k) Plan) and receive a matching contribution (at the same rate as provided under the 401(k) Plan) on those deferrals. In January 2017, the Compensation Committee amended the Retirement Restoration Plan’s retirement income allocation to support the retention of selected executives including the NEOs. Selected executives are eligible for an allocation under the Retirement Restoration Plan equal to the difference between (i) 12% of their base salary and bonus compensation paid during the year and (ii) the amount of retirement income contributions actually credited to their 401(k) Plan account for that year.

All matching contributions and retirement income contributions made under the Retirement Restoration Plan are subject to the same vesting requirements as the 401(k) Plan, except that vesting is not accelerated as a result of an individual’s death while employed.

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan assists executives, including NEOs other than Mr. Huang, with personal financial planning by allowing participants to defer compensation and associated taxes until retirement or termination of employment. It also assists executives in the management of their executive share ownership requirements. Investment options in the Executive Deferred Compensation Plan generally mirror investment options available in the 401(k) Plan, except that deferrals arising from PSUs granted on and after October 1, 2018 and deferrals arising from RSUs granted on or after October 1, 2019 will automatically be deemed invested in Adient shares and cannot be reallocated to other investment options.

Employment Agreements

We do not maintain employment agreements with our NEOs other than Mr. Huang, who has an employment agreement to satisfy applicable local law requirements. However, we do maintain arrangements under which select NEOs may become entitled to receive severance benefits upon a qualifying termination of employment, as described below under “Severance and Change of Control Agreements.” In addition, we generally provide offer letters to newly hired executive officers in connection with their recruitment.

Severance and Change of Control Agreements

Consistent with market practice, we implemented the following Key Executive Severance and Change of Control Agreements intended to retain select executives (including Messrs. Del Grosso, Stafeil, and Dorlack and Ms. Ebacher) before and after a change of control and encourage the executives to maximize the value of any change of control transaction for shareholders in the long-term.

	Change of Control Termination	Non-Change of Control Termination
Triggering Events	During the two years after a change of control: • Involuntary termination other than for cause, disability or death • Resignation for good reason	• Involuntary termination other than for cause, disability or death • Resignation for good reason
Cash Severance	• 3x base salary and average bonus	• 1.5x base salary
Bonus	Full current year annual bonus based on actual performance	Pro rata current year annual bonus based on actual performance
Release of Claims	Required
Benefits Replacement	Cash payment equal to monthly employer contributions for welfare benefits and retirement plans plus monthly amounts under perquisite program and car lease multiplied by 36	Same as Change of Control Termination, multiplied by 18
Equity Acceleration

•   Awards vest on a pro rata basis (subject to achievement of any applicable performance goals or more favorable treatment in the applicable equity award agreement)

•   Awards under the Adient plc 2016 Omnibus Incentive Plan would receive more favorable treatment as the Plan provides for double-trigger vesting of awards that are assumed or replaced in a change of control

• Awards vest on a pro rata basis (subject to achievement of any applicable performance goals or more favorable treatment in the applicable equity award agreement)
Excise Tax Gross-up Payment	None
Restrictive Covenants	• Perpetual confidentiality covenant • Trade secrets protection, non-disparagement, non-competition and non-solicitation for 12-18 months
Definition of “Change of Control”

The agreements use the same definition as the Adient plc 2016 Omnibus Incentive Plan, which defines a change of control as:

•   The acquisition by a person of 35% or more beneficial ownership of Adient’s then-outstanding ordinary shares or then-outstanding voting securities (excluding acquisitions from or by Adient or by any of Adient’s employee benefit plans)

Not applicable

	Change of Control Termination	Non-Change of Control Termination

•   A majority change in the Adient board of directors that is not approved by at least a majority of Adient’s incumbent board of directors (or their board-approved successors)

•   A reorganization, merger, statutory share exchange, or consolidation or similar corporate transaction involving Adient or any of its subsidiaries, a sale or other disposition of all or substantially all of Adient’s assets, or the acquisition of assets or shares of another entity by Adient or any of its subsidiaries

•   Shareholder approval of a complete liquidation or dissolution of Adient

Definition of “Cause”

•   Substantial failure (other than due to disability) or refusal to perform essential duties and responsibilities

•   Material violation of any fiduciary duty

•   Conviction of, or entry of a plea of no contest with respect to, certain crimes

•   Dishonesty or theft

•   Material violation of material rules or material policies

•   Other egregious or morally repugnant conduct that has, or could have, a serious and detrimental impact on Adient, its affiliates or its or their employees

Definition of “Good Reason”

•   Certain changes in the principal location of employment

•   Material reduction to total cash compensation target or equity award value target from the levels in effect immediately prior to the change of control

•   Application of performance goals to incentive compensation awards for which the probability of attainment is materially more difficult than it would be under the incentive plans in effect immediately prior to the change of control

•   A change in the position to which the executive officer reports (does not apply to the CEO)

•   Material diminution of the authority, duties or responsibilities such that the position held is no longer commensurate with that of the position held immediately prior to the change of control and/or when the agreement was entered into

•   Certain changes in the principal location of employment

•   Material reduction to total cash compensation target or equity award value target (other than as part of a widespread reduction in compensation applied consistently to other peer executives)

•   A change in the position to which the executive officer reports (does not apply to the CEO or Mr. Dorlack)

Perquisite Program

We have a Flexible Perquisites Program that limits the perquisite cash allowance to 5% of base salary. Adient does not reimburse for other expenses such as financial planning, security, club dues, etc., but reimburses each NEO for obtaining a comprehensive physical examination by a physician of his or her choice. The Adient vehicle lease perquisite was discontinued for new NEOs effective as of the fourth quarter of fiscal year 2018 but remained available for Mr. Stafeil and Ms. Ebacher. This perquisite is expected to be completely eliminated upon the expiration of Mr. Stafeil’s and Ms. Ebacher’s leases.

Compensation and Risk Assessment

The Compensation Committee has assessed the risks associated with our compensation programs, policies and practices and engaged Willis Towers Watson to perform an independent assessment. Based on these evaluations, the Compensation Committee does not believe that such compensation programs, policies and practices create risks that are reasonably likely to have a material adverse effect on Adient.

Tax and Accounting Rules and Regulations

When determining total direct compensation packages for fiscal year 2019, Adient considered factors that may impact financial performance, including tax and accounting rules. Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation that we pay to certain covered employees, generally including our NEOs, to $1 million in any year. Prior to fiscal year 2019, this limitation did not apply to performance-based compensation if certain conditions were met and did not apply to compensation paid to our CFO.

Beginning in fiscal year 2019, because of changes made to Section 162(m) by the Tax Cuts and Jobs Act, performance-based compensation is generally subject to the $1 million limit, and the covered employees for any fiscal year include any person who served as our CEO or CFO at any point during the fiscal year, any other person whose compensation was otherwise required to be included in our proxy statement by reason of being among the three highest compensated officers for the fiscal year and any other person who was a covered employee for any preceding fiscal year beginning after December 31, 2016. Qualifying compensation that we pay pursuant to a binding contract that was in effect on November 2, 2017 and is not materially modified after that date will continue to be exempt from the deduction limit under a grandfathering rule.

As a result of the changes to Section 162(m), any compensation that we pay in the future pursuant to compensation arrangements entered into or materially modified after November 2, 2017, even if performance-based, will be subject to the $1 million fiscal year deduction limit if paid to a covered employee. Going forward, the Compensation Committee will continue to retain full discretion to award compensation packages that best attract, retain, and reward successful executive officers. Therefore, the Compensation Committee may award compensation that is not fully deductible under Section 162(m) if the Compensation Committee believes it will contribute to the achievement of our business objectives.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with management. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in our Proxy Statement relating to the 2020 Annual General Meeting of Shareholders.

Barb J. Samardzich, Chair

John M. Barth

Julie L. Bushman

Raymond L. Conner

Members, Compensation Committee

EXECUTIVE COMPENSATION TABLES

The following table sets forth information regarding the compensation of the NEOs of Adient in fiscal year 2019: Douglas G. Del Grosso, President and Chief Executive Officer; Jeffrey M. Stafeil, Executive Vice President and Chief Financial Officer; Jerome J. Dorlack, Vice President, Americas; Cathleen A. Ebacher, Vice President, General Counsel and Secretary; Jian James Huang, Vice President, APAC; and Byron S. Foster, Former Executive Vice President. The columns titled “Salary”, “Bonus”, “Stock Awards” and “Non-Equity Incentive Plan Compensation” include amounts that may be deferred.

Summary Compensation Table for Fiscal Year 2019

Name and Principal Position(1) (a)	Year (b)	Salary (c)	Bonus(2) (d)	Stock Awards(3) (e)	Option Awards (f)	Non-Equity Incentive Plan Compensation(4) (g)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings(5) (h)	All Other Compensation(6) (i)	Total (j)
Douglas G. Del Grosso President & CEO	2019	$1,150,000	$800,000	$10,385,848	–	$1,949,250	–	$211,656	$14,496,754
Jeffrey M. Stafeil Exec VP & CFO	2019	$780,000	–	$1,547,580	–	$881,400	–	$193,676	$3,402,656
	2018	$780,000	–	$2,552,994	–	–	–	$421,581	$3,754,575
	2017	$750,000	–	$3,199,977	–	$1,427,250	–	$225,685	$5,602,912
Jerome J. Dorlack VP, Americas	2019	$522,727	$400,000	$1,367,146	–	$599,195	–	$99,316	$2,988,384
Cathleen A. Ebacher VP, GC & Secretary	2019	$600,000	–	$680,938	–	$488,160	–	$153,611	$1,922,709
	2018	$600,000	–	$1,123,296	–	–	–	$327,905	$2,051,201
	2017	$575,000	–	$2,399,949	–	$1,183,277	–	$148,569	$4,306,795
Jian James Huang VP, APAC(7)	2019	$590,070	–	$185,686	–	$480,035	–	$102,955	$1,358,746
Byron S. Foster Former Exec VP	2019	$336,364	–	$1,485,678		$373,984	–	$1,602,609	$3,798,635
	2018	$800,000	–	$2,450,946	–	–	–	$427,230	$3,678,176
	2017	$750,000	–	$3,700,002	–	$2,102,250	–	$227,820	$6,780,072

(1) Name and Principal Position: Mr. Del Grosso was appointed CEO on October 1, 2018. Mr. Dorlack was hired on November 5, 2018 and Mr. Foster left employment with Adient on March 1, 2019.

(2) Bonus: For Messrs. Del Grosso and Dorlack, the amounts in column (d) reflect one-time cash bonuses in connection with their commencement of employment.

(3) Stock Awards: The amounts in column (e) for fiscal year 2019 reflect the grant date fair value of equity awards granted during the fiscal year, which consisted of RSUs and PSUs granted under our 2016 Omnibus Incentive Plan. These amounts represent the fair value of the entire amount of the award calculated in accordance with Financial Accounting Standards Board ASC Topic 718, excluding the effect of estimated forfeitures. For RSUs, fair value is computed by multiplying the total number of shares subject to the award by the closing market price of an ordinary share on the date of grant. In the case of PSUs, the amounts are based on the probable outcome of performance conditions, consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding forfeitures. The grant date of the PSUs under FASB ASC Topic 718 was January 14, 2019, the date on which the applicable performance conditions were established. Because the closing market price on this date was different from the price on the date used to convert the target grant date values approved by the Compensation Committee into a target number of PSUs, the amounts included in the table above for the PSUs differs from the target grant date values for the PSUs disclosed in the section titled “Analysis of 2019 Compensation – Long-Term Incentive Plan (LTI)” in the Compensation Discussion and Analysis (“CD&A”). Potential payouts range from 0% to 200% of the target amounts for the PSUs. Assuming performance at the highest level, the aggregate values of the PSUs granted during fiscal 2019 at the date of grant (based on the maximum number of shares that could be earned under the PSUs and the closing market price of an ordinary share on the date of grant) were as follows: $17,684,333 for Mr. Del Grosso; $1,689,819 for Mr. Stafeil; $1,881,584 for Mr. Dorlack; $743,507 for Ms. Ebacher; $202,768 for Mr. Huang; and $1,622,218 for Mr. Foster. Footnote 12 to the audited financial statements for the fiscal year ended September 30, 2019 which appear in Adient’s Annual Report on Form 10-K that was filed with the SEC on November 22, 2019 includes assumptions that were used in the calculation of the equity award values.

(4) Non-Equity Incentive Plan Compensation: The amounts reported in column (g) reflect annual cash incentive compensation, if any, earned in the fiscal year (which was based on company and individual performance in the fiscal year indicated and paid in the first quarter of following fiscal year). Annual incentive compensation is discussed in further detail in the section titled “Analysis of 2019 Compensation – Annual Incentive Performance Program (AIPP)” in the CD&A.

(5) Change In Pension Value: Adient does not offer a defined benefit pension. No NEO received preferential or above market earnings on non-qualified deferred compensation.

(6) All Other Compensation: The fiscal year 2019 amounts reported in column (i) for each NEO consist of the following:

Name	Company Leased Car Program (a) ($)	Perquisite Allowance (b) ($)	Employer Retirement Contributions (c) ($)	Miscellaneous (d) ($)	Total Other Compensation ($)
Douglas G. Del Grosso President & CEO	–	$57,500	$154,156	–	$211,656
Jeffrey M. Stafeil Exec VP & CFO	$19,001	$39,000	$135,675	–	$193,676
Jerome J. Dorlack VP, Americas	–	$26,136	$73,180	–	$99,316
Cathleen A. Ebacher VP, GC & Secretary	$14,301	$30,000	$109,310	–	$153,611
Jian James Huang VP, APAC	$61,699	$29,503	–	$11,753	$102,955
Byron S. Foster Former Exec VP	$5,168	$16,667	$71,047	$1,509,727	$1,602,609

(a) Company Leased Car Program: Amounts reflect costs attributable to personal use of an Adient leased vehicle.

(b) Perquisite Allowance: This amount represents an allowance of 5% of base annual salary.

(c) Employer Retirement Contributions: Amounts shown include Adient’s matching and retirement income contributions made under the 401(k) Plan as well as under the Retirement Restoration Plan because the Internal Revenue Code (the “Code”) limits such contributions under the 401(k) Plan. The amounts contributed under the Retirement Restoration Plan are also reported in the Registrant Contributions column of the Non-Qualified Deferred Compensation Table at Fiscal 2019 Year-End table. No NEO received preferential or above market earnings on non-qualified deferred compensation.

(d) Miscellaneous: Amount shown for Mr. Huang represents a social insurance cash out paid to non-Chinese employees not enrolled in local social security programs. Mr. Foster received $1,200,000 in severance payments and $309,727 for medical benefits replacement according to the terms of his separation agreement.

(7) Mr. Huang’s cash compensation was paid in RMB. The amounts reported have been converted to U.S. dollars at an exchange rate of U.S.$1.00=RMB 6.8829, which was an average of the 12 monthly average exchange rates during the fiscal year.

Grants of Plan-Based Awards Table for Fiscal Year 2019

The following table summarizes cash-based and equity-based awards for each of the NEOs that were granted with respect to fiscal year 2019.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1) ($)			Estimated Future Payouts Under Equity Incentive Plan Awards(2) (#)			All Other Stock Awards: Number of Shares of Stock(3) (#)	Grant Date Fair Value of Stock and Option Awards(4)(5) ($)
Name	Grant Date	Date of Committee Action	Threshold	Target	Maximum	Threshold	Target	Maximum
Douglas G. Del Grosso President & CEO	1/14/2019	9/10/2018	–	–	–	67,043	134,085	268,170	–	$2,329,056
	10/1/2018	9/6/2018	–	–	–	100,367	133,823	334,558	–	$5,866,800
	10/1/2018	9/10/2018	–	–	–	–	–	–	57,465	$2,189,991
	–	–	$862,500	$1,725,000	$3,105,000	–	–	–	–	–
Jeffrey M. Stafeil Exec VP & CFO	1/14/2019	9/10/2018	–	–	–	22,960	45,919	91,838	–	$797,613
	10/1/2018	9/10/2018	–	–	–	–	–	–	19,679	$749,967
	–	–	$390,000	$780,000	$1,404,000	–	–	–	–	–
Jerome J. Dorlack VP, Americas	1/14/2019	9/10/2018	–	–	–	25,565	51,130	102,260	–	$888,128
	11/12/2018	9/10/2018	–	–	–	–	–	–	21,913	$479,018
	–	–	$222,159	$444,318	$799,772	–	–	–	–	–
Cathleen A. Ebacher VP, GC & Secretary	1/14/2019	9/10/2018	–	–	–	10,102	20,204	40,408	–	$350,943
	10/1/2018	9/10/2018	–	–	–	–	–	–	8,659	$329,994
	–	–	$270,000	$540,000	$972,000	–	–	–	–	–
Jian James Huang VP, APAC	1/14/2019	9/10/2018	–	–	–	2,755	5,510	11,020	–	$95,709
	10/1/2018	9/10/2018	–	–	–	–	–	–	2,361	$89,978
	–	–	$177,021	$354,042	$637,276	–	–	–	–	–
Byron S. Foster Former Exec VP	1/14/2019	9/10/2018	–	–	–	22,041	44,082	88,164	–	$765,704
	10/1/2018	9/10/2018	–	–	–	–	–	–	18,892	$719,974
	–	–	$400,000	$800,000	$1,440,000	–	–	–	–	–

(1) These columns show the range of potential payouts for annual incentive performance awards that we describe in the section titled “Analysis of 2019 Compensation — Annual Incentive Performance Program (AIPP)” in the CD&A. Actual payout amounts are rounded up to the next whole dollar, which may result in a payout amount that exceeds the stated maximum by one dollar. The amounts actually earned for fiscal year 2019 are shown in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

(2) These columns show the range of potential payouts for the PSUs granted during fiscal year 2019 under our 2016 Omnibus Incentive Plan that we described in the sections titled “Analysis of 2019 Compensation — Long-Term Incentive Plan (LTI)” and “CEO Appointment” in the CD&A. The number of PSUs with a grant date of January 14, 2019 that are earned, if any, will be based on performance for fiscal years 2019 through 2021 and will be determined after the close of fiscal year 2021. The number of Mr. Del Grosso’s PSUs with a grant date of October 1, 2018 that are earned will be based on our share price performance as measured at the third anniversary of the grant date, as described in further detail in the section titled “CEO Appointment” in the CD&A.

(3) The amounts shown in this column reflect the number of RSUs that were granted to each NEO under our 2016 Omnibus Incentive Plan. These grants vest ratably over three years, contingent on the NEO’s continued employment (except in the case of retirement).

(4) No stock options were granted to Adient’s NEOs in fiscal year 2019.

(5) Amounts reflect the grant date fair value determined in accordance with FASB ASC Topic 718. Footnote 12 to the audited financial statements for the fiscal year ended September 30, 2019, which appear in Adient’s Annual Report on Form 10-K that was filed with the SEC on November 22, 2019, includes assumptions that were used in the calculation of the equity award values.

Outstanding Equity Awards at 2019 Fiscal Year-End Table

The following table shows, for each of the NEOs, all Adient equity awards that were outstanding as of September 30, 2019. Dollar amounts shown in the Stock Awards columns are based on the closing price of Adient’s ordinary shares of $22.96 on the NYSE on September 30, 2019.

	Option Awards(1)				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested(2)	Market Value of Shares of Stock That Have Not Vested(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4)
	(#)	(#)	($)		(#)	($)	(#)	($)
Douglas G. Del Grosso President & CEO	–	–	–	–	58,132	1,334,711	271,021	6,222,642
Jeffrey M. Stafeil Exec VP & CFO	–	–	–	–	44,491	1,021,513	64,654	1,484,456
Jerome J. Dorlack VP, Americas	–	–	–	–	21,913	503,122	51,130	1,173,945
Cathleen A. Ebacher VP, GC & Secretary	–	–	–	–	27,545	632,433	28,446	653,120
Jian James Huang VP, APAC	222	–	28.97	10/5/2022	13,294	305,230	6,301	144,671
Byron S. Foster Former Exec VP	–	–	–	–	15,536	356,707	14,409	330,831

(1) The award listed in this column is an award of share appreciation rights converted from a legacy Johnson Controls award at the time of our spinoff from Johnson Controls. The award was adjusted to preserve the intrinsic value at the time of the spinoff. The award listed in this column has a grant date ten-years prior to its expiration date. The share appreciation right vested 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, contingent on continuous employment (or earlier retirement).

(2) RSU vesting dates are as follows:

•	Mr. Del Grosso — 19,183 shares vest on October 1, 2019; 19,183 shares vest on October 1, 2020; 19,766 shares vest on October 1, 2021
•

Mr. Stafeil — 6,569 shares vest on October 1, 2019; 4,045 shares vest on October 2, 2019; 7,771 shares vest on October 31, 2019; 8,722 shares vest on November 7, 2019; 6,569 shares vest on October 1, 2020; 4,046 shares vest on October 2, 2020; 6,769 shares vest on October 1, 2021

•	Mr. Dorlack — 7,231 shares vest on October 1, 2019; 7,231 shares vest on October 1, 2020; 7,451 shares vest on October 1, 2021
•

Ms. Ebacher — 2,890 shares vest on October 1, 2019; 1,780 shares vest on October 2, 2019; 11,654 shares vest on October 31, 2019; 3,570 shares vest on November 7, 2019; 2,890 shares vest on October 1, 2020; 1,782 shares vest on October 2, 2020; 2,979 shares vest on October 1, 2021

•

Mr. Huang — 788 shares vest on October 1, 2019; 162 shares vest on October 2, 2019; 10,100 shares vest on October 31, 2019; 480 shares vest on November 7, 2019; 788 shares vest on October 1, 2020; 164 shares vest on October 2, 2020; 812 shares vest on October 1, 2021

•	Mr. Foster — 15,536 shares vest on October 31, 2019

(3) We have calculated the market value of unvested RSUs and PSUs using the September 30, 2019 closing market price for an ordinary share, which was $22.96.

(4) The number of unvested PSUs, which will be earned or forfeited based on our performance over three fiscal years, and their market value performance based on fiscal years 2018, 2019, 2020 and 2021 target results.

Option Exercises and Stock Vested During Fiscal Year 2019

The following table provides information about RSUs and PSUs that vested in, or based on a performance period that ended during, fiscal year 2019. No NEOs exercised stock options during fiscal year 2019.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Douglas G. Del Grosso, President & CEO	–	–	–	–
Jeffrey M. Stafeil, Exec VP & CFO	–	–	49,550	$1,241,917
Jerome J. Dorlack, VP, Americas	–	–	–	–
Cathleen A. Ebacher, VP, GC & Secretary	–	–	29,977	$807,845
Jian James Huang, VP, APAC	–	–	12,209	$357,539
Byron S. Foster, Former Exec VP	–	–	50,866	$1,331,718

(1) Amounts represent the product of the number of shares a NEO acquired on vesting and the closing market price of the shares on the vesting date, plus the value of dividend equivalents released.

Non-Qualified Deferred Compensation Table at Fiscal 2019 Year-End

The following table sets forth certain information with respect to participation in the Adient US LLC Executive Deferred Compensation Plan by the NEOs during the fiscal year ending on September 30, 2019. Mr. Huang was not eligible to participate in the Adient US LLC Executive Deferred Compensation Plan.

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FY(4) ($)
Douglas G. Del Grosso, President & CEO	47,125	127,606	5,871	–	180,602
Jeffrey M. Stafeil, Exec VP & CFO	508,335	103,988	-332,458	–	1,622,584
Jerome J. Dorlack, VP, Americas	11,163	54,522	2,164	–	67,849
Cathleen A. Ebacher, VP, GC & Secretary	17,000	70,273	28,043	–	581,565
Byron S. Foster, Former Exec VP	12,000	42,693	32,810	–	808,615

(1) Certain amounts that appear in the Non-Qualified Deferred Compensation table also appear in the Summary Compensation Table as compensation that an NEO earned in fiscal year 2019. The Executive Contributions of each of Messrs. Del Grosso, Stafeil, Dorlack and Foster and Ms. Ebacher include amounts that are also reported in the Salary column in the Summary Compensation Table for fiscal year 2019.

(2) Amounts shown include the company matching contributions that we make under the Retirement Restoration Plan because the Code limits such contributions under the 401(k) Plan. The Registrant Contributions of Messrs. Del Grosso, Stafeil, Dorlack and Foster and Ms. Ebacher include amounts that are also reported in the All Other Compensation column of the Summary Compensation Table.

(3) The Aggregate Earnings are not “above-market or preferential earnings” and therefore we do not need to report them in the Summary Compensation Table. The Aggregate Earnings represent all investment earnings, net of fees, on amounts that an NEO has deferred. Investment earnings include amounts relating to appreciation in the price of ordinary shares, and negative amounts relating to depreciation in the price of ordinary shares, because the deferred amounts include deferred stock units, the value of which is tied to the value of ordinary shares. Aggregate Earnings also include dividends that we pay on restricted stock that has not yet vested, which we credit to an NEO’s deferred compensation account subject to vesting.

(4) The Aggregate Balance at Last FYE includes amounts transferred from legacy Johnson Controls deferred compensation plans in connection with our spin-off from Johnson Controls for Messrs. Stafeil and Foster and Ms. Ebacher.

Adient maintains the following two non-qualified deferred compensation plans under which selected executives, as determined by the Compensation Committee, including NEOs (other than Mr. Huang), could elect to defer their compensation.

•	The Adient US LLC Executive Deferred Compensation Plan allows selected executives to defer up to 100% of their long-term performance share units and restricted stock awards.

•

The Adient US LLC Retirement Restoration Plan allows selected executives to defer 6% of their compensation that is not eligible to be deferred into the 401(k) Plan because of qualified plan limits that the Code imposes. The Retirement Restoration Plan also credits participants with a company contribution equal to the difference between the amount of matching contribution made under the 401(k) Plan and what such matching contribution would have been without regard to any limitation that the Code imposes on either the amount of matching contribution or the amount of compensation that can be considered, and determined as if the amount the participant deferred under the Retirement Restoration Plan had been deferred into the 401(k) Plan. Each allocation period the executive’s account is also credited with an amount equal to the difference between (a) 12% of base salary and annual bonus compensation paid during such allocation period and (b) the amount of non-elective Retirement Income Contributions actually credited to the executive’s 401(k) Plan account for the allocation period.

Potential Payments upon Termination and Change in Control

The following table summarizes the severance and other enhanced benefits that would have been payable to the NEOs upon termination of employment or upon the occurrence of a change in control of Adient, assuming the triggering event, or events, occurred on September 30, 2019. Equity award amounts are based on the closing price of Adient’s ordinary shares of $22.96 on the NYSE on September 30, 2019. The arrangements under which the severance and other enhanced benefits would have been paid are described in the footnotes to the table. In addition, the benefits received by Mr. Foster as a result of his separation are discussed in the narrative following the table.

POTENTIAL PAYMENTS AND BENEFITS UPON TERMINATION OR A CHANGE IN CONTROL
	Change In Control		Other Termination

Name / Form of Compensation	Without Qualified Term	With Qualified Term(1)	With Cause	Without Cause Involuntary (2)	Retirement (3)	Death or Disability (4)
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Douglas G. Del Grosso
Cash Severance	$0	$9,297,750	$0	$1,725,000	NA	$0
Benefit & Perk Continuation	$0	$784,562	$0	$392,281	NA	$0
Accelerated Vesting of Equity	$0	$439,248	$0	$439,248	NA	$1,334,711
Jeffrey M. Stafeil
Cash Severance	$0	$4,648,650	$0	$1,170,000	NA	$0
Benefit & Perk Continuation	$0	$584,290	$0	$292,145	NA	$0
Accelerated Vesting of Equity	$0	$584,538	$0	$584,538	NA	$1,022,330
Jerome J. Dorlack
Cash Severance	$0	$3,522,585	$0	$862,500	NA	$0
Benefit & Perk Continuation	$0	$393,038	$0	$196,519	NA	$0
Accelerated Vesting of Equity	$0	$146,471	$0	$146,471	NA	$503,122
Cathleen A. Ebacher
Cash Severance	$0	$3,183,437	$0	$900,000	NA	$0
Benefit & Perk Continuation	$0	$472,930	$0	$236,465	NA	$0
Accelerated Vesting of Equity	$0	$424,702	$0	$424,702	NA	$632,776
Jian James Huang
Cash Severance	$0	$49,172	$0	$49,172	NA	$0
Benefit & Perk Continuation	$0	$0	$0	$0	NA	$0
Accelerated Vesting of Equity	$0	$243,770	$0	$0	NA	$305,222

(1) In the event of a change in control and an involuntary termination other than for cause, disability or death or a resignation for good reason, within the two years following the change in control (a “Qualified Termination”), the NEOs, with the exception of Mr. Huang, would be entitled to the benefits described in the column titled “Change of Control Termination” in the table under the heading “Severance and Change of Control Agreements” on pages 38-39 of the CD&A. Mr. Huang would be entitled to one month of base salary and accelerated vesting of outstanding equity awards, subject to the Adient plc 2016 Omnibus Incentive Plan. All dividend equivalents relating to equity awards receive the same treatment as the related equity awards. These payments are subject to possible reduction if the excise tax under Section 4999 would apply. Specifically, if any payment to or for the benefit of the NEO, whether paid or provided pursuant to the terms of the Key Executive Severance and Change of Control Agreement or otherwise (the “Payments”) would subject the NEO to an excise tax under Code Section 4999, then the aggregate present value of the benefits provided to the NEO pursuant to the Key Executive Severance and Change of Control Agreement (the “Benefit Payments”) will be reduced to an amount which maximizes the aggregate present value of Benefit Payments without causing any of the Payment to be subject to such tax by the NEO (the “Reduced Amount”). That reduction will not apply if the value of such Payments (after payment of all federal, state and local income taxes, federal employment taxes and the excise taxes due under Code Section 4999) would exceed the after-tax value of the Reduced Amount.

(2) In the event of an involuntary termination without cause or for good reason not in connection with a change in control, the NEOs, with the exception of Mr. Huang, would be entitled to the benefits as described in the column titled “Non-Change of Control Termination” in the table under the heading “Severance and Change of Control Agreements” on pages 38-39 of the CD&A. Mr. Huang would be entitled to one month of base salary and, per his equity award agreements, all unvested equity awards would be forfeited. All dividend equivalents relating to equity awards receive the same treatment as the related equity awards.

(3) In the event of retirement, NEOs would be eligible for:

•

pro rata vesting for RSUs and PSUs granted on or after October 1, 2016 and before October 2, 2017 (based on actual performance in the case of PSUs); any RSUs or PSUs granted on or after October 1, 2016 and before October 2, 2017 that do not become vested as a result of the retirement shall automatically be forfeited. If the NEO engages in inimical conduct (as determined by the plan administrator) after his or her retirement, any RSUs and PSUs that have not yet been settled (or earned, in the case of PSUs) shall automatically be forfeited;

•

continued vesting of restricted stock and RSUs and PSUs granted on or after October 2, 2017 (contingent on actual performance in the case of PSUs), if the NEO’s employment terminates due to retirement after the first anniversary of the grant date and the NEO is at least age 60;

•	dividend equivalent treatment equivalent to the treatment of the related equity awards; and
•	his or her account balance under the Retirement Restoration Plan.

(4) In the event of a death or disability, NEOs would be eligible for:

•	full vesting of all unvested RSUs;
•	a pro rata portion of unearned PSUs (based on actual performance);
•	his or her account balance under the Retirement Restoration Plan; and
•	dividend equivalent treatment equivalent to the treatment of the related equity awards.

Byron S. Foster Separation

As previously disclosed, Mr. Foster’s employment ended on March 1, 2019. In connection with his departure, Mr. Foster entered into a separation agreement and release of all claims with us (the “Foster Separation Agreement”).

The Foster Separation Agreement provided that Mr. Foster would receive the following in accordance with the terms of his existing Key Executive Severance and Change of Control Agreement: (i) salary replacement benefits in the amount of $1,200,000 and (ii) a benefits replacement payment in the amount of $309,727. The Foster Separation Agreement further stated that, consistent with the Key Executive Severance and Change of Control Agreement, to the extent a bonus is paid under our AIPP for the performance period ending September 30, 2019, Mr. Foster would receive a pro-rated award that is based on the portion of the performance period that he had completed at the time of his separation from service. Additionally, and also consistent with the terms of the Key Executive Severance and Change of Control Agreement, all of Mr. Foster’s PSUs will vest on a pro-rated basis based on the portion of the performance period that Mr. Foster has completed at the time of his separation of service, only if and to the extent the performance goals thereunder are achieved; provided, however, that the third tranche of his founder’s grant award of RSUs would vest as scheduled on October 31, 2019. Following his separation from employment with Adient, Mr. Foster remained subject to restrictive covenants, and he also executed a release of claims in order to receive the benefits described above.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the annual total compensation of the median Adient employee to the annual total compensation of the CEO.

For fiscal year 2019:

The Total Compensation of our CEO	$14,496,754
Estimated Annual Total Compensation of our Median Employee(1)	$18,387
Estimated Ratio of the CEO’s to the Median Employee’s Annual Total Compensation	789:1

(1) Our median employee is a sewing operator located in the Czech Republic.

We believe the pay ratio reported above, which is based on the methodologies and assumptions described below, is a reasonable estimate calculated in a manner consistent with SEC rules. SEC rules identifying the median employee and determining the pay ratio permit companies to employ a wide-range of methodologies, estimates and assumptions. As a result, the pay ratio reported by other companies, which may have utilized other permitted methodologies or assumptions, and which may have a significantly different workforce structure from ours, are likely not comparable to our CEO pay ratio.

For purposes of this disclosure, as permitted by SEC regulations, we used the same fiscal year 2018 median employee as in our proxy statement filed during fiscal year 2019 because there was no material change in our employee population or employee compensation arrangements during fiscal year 2019 that would result in a significant change to our pay ratio disclosure.

With respect to the identification of the median compensation of all employees (excluding the CEOs) for fiscal year 2018, the methodology and the material assumptions, adjustments and estimates that we used to identify the median employee were as follows:

•

We determined on July 1, 2018 that Adient’s total global employee population consisted of 85,023 full-time, part-time and temporary employees in the U.S. and 34 other countries; consistent with our compensation philosophy, we seek to offer competitive pay in each market in which we operate.

•

As permitted by SEC rules, under the 5% “de minimis exception” we excluded 4,204 non-U.S. employees, representing 4.95% of Adient’s total workforce. Employees from the following countries were excluded: Lesotho (55), Turkey (577), Russia (187), Macedonia (3,355), and Morocco (30). After excluding the employees in these countries pursuant to the de minimis exception, the employee population as of July 1, 2018, consisted of 80,819 employees, including 12,030 employees in the U.S. (14.15%) and 68,789 employees outside the U.S. (80.59%).

•

The consistently applied compensation measure (CACM) we used to determine the median employee was base salaries and wages collected from payrolls in all countries from the dates of July 1, 2017 to July 1, 2018. We evaluated multiple approaches for the CACM and we concluded base salary and wages were the most consistent pay elements across all 35 countries’ payrolls.

•	We annualized the compensation of permanent employees who did not work the full fiscal year (e.g., new hires and employees on leave).

•	We did not apply cost-of-living adjustments to non-U.S. countries in identifying the median employee.

Using the same median employee identified for fiscal year 2018, we then calculated the median employee’s annual total compensation for fiscal year 2019 in accordance with the SEC’s requirements governing preparation of the Summary Compensation Table. We calculated the annual total compensation of the CEO for fiscal year 2019 as shown in the Summary Compensation Table.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-employee director annual compensation for fiscal year 2019 consisted of the following:

•

A retainer at an annual rate of $290,000, $145,000 of which is paid in cash and $145,000 is paid in the form of our ordinary shares at the then-current market price, issued under the Adient plc 2016 Director Share Plan.

•	A committee chair fee at an annual rate of $10,000, payable in cash for each of the chairs of the Audit Committee, Compensation Committee and Corporate Governance Committee.

•

A Board Chair fee (in addition to the annual retainer described above) at an annual rate of $170,000, $85,000 of which is paid in cash and $85,000 of which is paid in the form of our ordinary shares at the then-current market price, issued under the Adient plc 2016 Director Share Plan.

In addition, during times in which we have a Lead Director, a Lead Director fee will be paid at an annual rate of $30,000, payable in cash, provided that a non-employee Lead Director will not receive any committee chair fees described above.

We pay the cash retainer fee and committee chair fee, and we issue the ordinary share portion of the annual retainer, in advance at or as soon as practicable after, the date of each annual general meeting of shareholders, subject to exceptions described in our Non-Employee Directors Compensation Summary and Ownership Guidelines. We also paid the Board Chair fee at the time of the Annual General Meeting. In addition to providing the retainers described above, we reimburse non-employee directors for any reasonable expenses relating to their service as directors. Non-employee directors do not receive any additional meeting fees for attendance at meetings of the Board or its committees. A director who is also an employee of Adient receives no additional remuneration for services as a director of Adient.

We maintain a director share ownership policy that requires our directors to hold significant amounts of our ordinary shares. Our current share ownership policy requires our directors to hold an amount of Adient ordinary shares equal to five times the annual cash retainer within five years of their election or appointment to the Board. All of our directors either hold sufficient shares to comply with the share ownership policy guidelines or have additional time to acquire sufficient shares.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
John M. Barth	158,795	145,000	303,795
Julie L. Bushman	145,397	145,000	290,397
Peter H. Carlin	145,397	145,000	290,397
Raymond L. Conner	150,959	145,000	295,959
Richard Goodman	155,425	145,000	300,425
José M. Gutiérrez (3)	78,434	213,777	292,211
Frederick A. Henderson(4)	230,425	261,895	492,320
Barb J. Samardzich	150,959	145,000	295,959

(1) Amounts shown in this column reflect the cash portion of the annual retainer and the committee chair and Board Chair fees earned for service during fiscal year 2019.

(2) Amounts shown in this column reflect the aggregate grant date fair value of stock awards computed in accordance with FASB ASC Topic 718. The equity grant portion of the regular annual retainer was granted on March 11, 2019 when the closing price per share of our ordinary shares was $15.17.

(3) In connection with Mr. Gutiérrez’s election to the Board, he received a pro rata portion of the $145,000 annual cash retainer and the annual $145,000 retainer that is paid in ordinary shares of Adient. The number of shares to be granted to Mr. Gutiérrez for the pro rata equity portion of his annual retainer was calculated effective as of March 21, 2019, the date he was elected to the Board, using the closing price per share of our ordinary shares on that date of $13.47. As required by SEC regulations, the value of the grant shown in the “Stock Awards” column in the table above was calculated as of the effective date of the grant, June 14, 2019, when the closing price per share of our ordinary shares was $20.42, resulting in the amount shown in the “Stock Awards” column in the table above being higher than the target value of the pro rata equity retainer.

(4) In connection with Mr. Henderson’s appointment as Board Chair, he received a pro rata portion of the $85,000 annual cash fee and the annual $85,000 fee that is paid in ordinary shares of Adient. Mr. Henderson’s pro rata portion of the annual retainer was granted on November 2, 2018 with a stock price of $32.25.

PROPOSAL FOUR:

APPROVAL OF THE ADOPTION OF ADIENT’S

AMENDED AND RESTATED DIRECTOR SHARE PLAN

On January 22, 2020, our Board approved, subject to shareholder approval, the adoption of an amendment and restatement of the Adient plc 2016 Director Share Plan (the “2016 Director Share Plan”) that increases the number of our ordinary shares available for awards under the 2016 Director Share Plan by 100,000 ordinary shares, the amended and restated plan being referred to as the “Amended and Restated Director Share Plan”.

We are seeking shareholder approval of the adoption of the Amended and Restated Director Share Plan, which increases the number of our ordinary shares available for award thereunder so that we may continue granting awards under the plan to attract and retain well-qualified non-employee directors upon whose judgment we are largely dependent for the successful conduct of our operations. If the Amended and Restated Director Share Plan is not approved, then the existing 2016 Director Share Plan will remain in effect in accordance with its current terms. However, there will be insufficient shares available under the 2016 Director Share Plan to continue to compensate our non-employee directors with ordinary shares. In this event, we would be required to pay our non-employee directors in cash rather than in ordinary shares. A summary of the material terms of the Amended and Restated Director Share Plan is below. The full text of the Amended and Restated Director Share Plan is included as Annex A to this proxy statement.

Purpose

The purpose of the Amended and Restated Director Share Plan is to advance our growth and success and to advance our interests by attracting and retaining well-qualified non-employee directors upon whose judgment we are largely dependent for the successful conduct of our operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of our business.

Shares Subject to the Plan

150,000 ordinary shares are available for award under the 2016 Director Share Plan. The Amended and Restated Director Share Plan would reserve an additional 100,000 ordinary shares, for a total of 250,000 ordinary shares, subject to adjustment as provided in the Amended and Restated Director Share Plan. As of January 15, 2020, there were 31,070 ordinary shares remaining available for future awards under the 2016 Director Share Plan. Ordinary shares to be delivered under the Amended and Restated Director Share Plan are made available from presently authorized but unissued ordinary shares or authorized and issued ordinary shares reacquired and held as treasury shares, or a combination thereof.

Administration

The Amended and Restated Director Share Plan is administered and interpreted by the Compensation Committee of our Board.

Grants of Ordinary Shares

If all or any portion of any fees payable to non-employee members of our Board directors (including the annual retainer, committee chair fees and lead director fees) are to be paid in the form of ordinary shares under the Amended and Restated Director Share Plan, as approved by our Board or the Compensation Committee, then the number of ordinary shares to be issued will be such number, rounded down to the nearest whole share, whose value (determined on the date payment is due to be made) equals the amount to be paid. The value of an ordinary share on any given date means the closing sales price on that date, or on the immediately preceding trading day if such date is not a trading day, as reported on the principal securities exchange or market on which our ordinary shares are then traded. The number of ordinary shares that may be awarded hereunder to any individual non-employee director during any fiscal year will not exceed the number of ordinary shares having a grant date fair value of $750,000.

Termination of Services as Outside Director

If an outside director ceases to serve on our Board, all future rights to receive ordinary shares under the Amended and Restated Director Share Plan shall terminate immediately.

Adjustment

In the event of any change in our ordinary shares by reason of a declaration of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, or split-up, combination or exchange of shares or otherwise, the aggregate number of shares available under the Amended and Restated Director Share Plan will be appropriately adjusted by our Compensation Committee, using the same standards and/or formulas as it uses in making adjustments under our 2016 Omnibus Incentive Plan (or any successor plan thereto).

Termination and Amendment of Plan

Our Board (acting through the Compensation Committee to the extent permitted by law) may at any time terminate the Amended and Restated Director Share Plan and may amend the Amended and Restated Director Share Plan as it shall deem advisable including any amendments deemed by our Board to be necessary or advisable to assure conformity of the Amended and Restated Director Share Plan with any requirements of state and federal laws or regulations now or hereafter in effect; however, our Board may not, without further approval by our shareholders, make any modifications that under Rule 16b-3 promulgated under the Exchange Act or the rules of the principal securities exchange or market on which our ordinary shares are then traded, require such approval.

Certain Federal Income Tax Consequences

The following summarizes certain U.S. federal income tax consequences relating to the Amended and Restated Director Share Plan. The summary is based upon the laws and regulations in effect as of the date of this information statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt of ordinary shares under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Amended and Restated Director Share Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant of ordinary shares and the disposition of any acquired shares.

A participant who receives ordinary shares under the Amended and Restated Director Share Plan will generally recognize ordinary income at the time the ordinary shares are issued in an amount equal to the fair market value of the ordinary shares at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the ordinary shares after such issuance will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of the ordinary shares on the date of issuance).

New Plan Benefits

As described under the heading “Non-Employee Director Compensation,” our non-employee director annual compensation for fiscal year 2019 consisted in part of retainers or fees paid in the form of our ordinary shares. Specifically, $145,000 of the annual retainer and $85,000 of the annual Board Chair fee is paid in the form of our ordinary shares at the then-current market price, issued under the 2016 Director Share Plan. The approximate dollar value of these retainers and fees, which are expected to be awarded again for fiscal year 2020, are shown in the following table.

New Plan Benefits

Name and Position	Dollar Value
Douglas G. Del Grosso President & CEO	$0
Jeffrey M. Stafeil Exec VP & CFO	$0
Jerome J. Dorlack VP, Americas	$0
Cathleen A. Ebacher VP, GC & Secretary	$0
Jian James Huang VP, APAC	$0
Byron S. Foster Former Exec VP	$0
Executive group	$0
Non-executive director group	$1,100,000
Non-executive officer employee group	$0

Except for the awards disclosed above, we cannot currently determine the awards that may be granted under the Amended and Restated Director Share Plan in the future to our non-employee directors or other persons. Our Board or the Compensation Committee will make such determinations from time to time.

Securities Authorized for Issuance Under Equity Compensation Plans

The following table provides information as of September 30, 2019 with respect to our ordinary shares issuable under our equity compensation plans:

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	951,712(1)	N/A	4,678,979(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	951,712(1)	N/A	4,678,979(2)

(1) Consists of ordinary shares subject to performance share units and restricted share units outstanding under our 2016 Omnibus Incentive Plan.

(2) Includes ordinary shares that remain available for grant under our equity compensation plans as follows: 4,647,909 shares under our 2016 Omnibus Incentive Plan and 31,070 shares under the 2016 Director Share Plan.

Accordingly, the following resolution will be submitted to our shareholders for approval at the Annual General Meeting:

RESOLVED, that approval be and hereby is given to the adoption by the Company of Adient’s Amended and Restated Director Share Plan (the “Plan”), which has been made available to shareholders prior to the meeting and that the directors be and hereby are authorized to take all such actions with reference to the Plan as may be necessary to ensure the adoption and operation of the Plan.

RECOMMENDATION OF THE BOARD: THE BOARD RECOMMENDS YOU VOTE “FOR” THIS PROPOSAL.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning beneficial ownership of our ordinary shares by persons known to us to own more than five percent of Adient ordinary shares based upon information available furnished by the identified persons to the SEC as of the Record Date.

Name and Address of Beneficial Owner	Number of Ordinary Shares Beneficially Owned	Percentage of Ordinary Shares Outstanding
Davis Selected Advisers, L.P.(1) 2949 East Elvira Road, Suite 101 Tucson, AZ 85756	4,751,769	5.1%
Blackrock, Inc.(2) 55 East 52nd Street New York, NY 10055	10,228,254	10.9%
Hotchkis and Wiley Capital Management, LLC(3) 725 South Figueroa Street, 39th Floor Los Angeles, CA 90017	8,131,130	8.7%
Blue Harbour Group, L.P.(4) 646 Steamboat Road Greenwich, CT 06830	6,550,490	7.0%
Barrow, Hanley, Mewhinney & Strauss, LLC(5) 2200 Ross Avenue, 31st Floor Dallas, TX 75201	4,862,744	5.2%

(1) The amount shown for the number of ordinary shares beneficially held by Davis Selected Advisers, L.P. was provided pursuant to the Schedule 13G/A filed December 9, 2019 with the SEC, indicating beneficial ownership as of November 30, 2019.

(2) The amount shown for the number of ordinary shares beneficially held by Blackrock, Inc. was provided pursuant to the Schedule 13G/A filed July 10, 2019 with the SEC, indicating beneficial ownership as of June 30, 2019.

(3) The amount shown for the number of ordinary shares beneficially held by Hotchkis and Wiley Capital Management, LLC was provided pursuant to the Schedule 13G filed February 13, 2019 with the SEC, indicating beneficial ownership as of December 31, 2018.

(4) The amount shown for the number of ordinary shares beneficially held by Blue Harbour Group, L.P. was provided pursuant to the Schedule 13D/A filed May 18, 2018 with the SEC, indicating beneficial ownership as of May 18, 2018.

(5) The amount shown for the number of ordinary shares beneficially held by Barrow, Hanley, Mewhinney & Strauss, LLC was provided pursuant to the Schedule 13G filed February 11, 2019 with the SEC, indicating beneficial ownership as of December 31, 2018.

Share Ownership of Directors and Executive Officers

The following table lists beneficial ownership of our ordinary shares, as defined by SEC rules, as of the Record Date for the persons and group specified. To our knowledge, each person, along with his or her spouse, has sole voting and investment power over the shares unless otherwise noted. The address of each director, director nominee and current and former executive officer shown in the table below is c/o Adient plc, Attn: Vice President, General Counsel and Secretary, 49200 Halyard Drive, Plymouth, Michigan 48170.

Name of Beneficial Owner	Ordinary Shares Beneficially Owned(1)	Percentage of Outstanding	Share Units(2)
John M. Barth	13,624	*	—
Julie L. Bushman	14,786	*	—
Peter H. Carlin	11,610	*	—
Raymond L. Conner	17,179	*	—
Douglas G. Del Grosso	13,696	*	149,148
Jerome J. Dorlack	5,162	*	86,111
Cathleen A. Ebacher	34,200	*	23,601
Richard Goodman	14,105	*	—
José M. Gutiérrez	10,469	*	—
Frederick A. Henderson	34,013	*	—
Jian James Huang	—	*
Barb J. Samardzich	13,716	*	—
Jeffrey M. Stafeil	10,463	*	192,214
All current directors and executive officers as a group (15 persons)	199,852	*	475,741

Former Executive Officers
Byron S. Foster (3)	52,655	*	—

* Less than 1.0%.

(1) The balance includes all ordinary shares over which the person holds or shares voting and/or investment power.

(2) Reflects ordinary shares subject to unvested RSUs that will be settled in shares upon vesting, ordinary shares subject to unvested RSUs that will be deferred under Adient’s Deferred Compensation Plan and settled in cash, and share units relating to ordinary shares that were deferred under Adient’s Deferred Compensation Plan as of the Record Date. These amounts do not represent voting rights and are not included in the amounts in the “Ordinary Shares Beneficially Owned” column.

(3) Reflects ownership information based on the Form 4 filed by Mr. Foster with the SEC on November 7, 2018, which was the last Form 4 filed before Mr. Foster left Adient’s employment on March 1, 2019, and subsequent transactions through September  30, 2019 of which Adient is aware.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires that our directors and certain officers file reports of ownership and changes of ownership of our ordinary shares with the SEC and the NYSE. We believe that during our fiscal year ended September 30, 2019 our officers and directors complied with all such filing requirements.

OTHER MATTERS AT THE ANNUAL GENERAL MEETING

The Board does not know of any other matters that will be presented at the Annual General Meeting, but if other matters do properly come before the meeting, it is intended that the named proxies – Mr. Henderson and Ms. Ebacher – will vote according to their best judgment.

By Order of the Board of Directors,

Cathleen A. Ebacher

Vice President, General Counsel and Secretary

Dated: January 28, 2020

ANNEX A

ADIENT PLC

AMENDED AND RESTATED DIRECTOR SHARE PLAN

Effective as of March 12, 2020

1.

Establishment. Adient plc (the “Company”) has established this plan for the members of its Board of Directors (the “Board”) who are not officers or employees of the Company or any of its subsidiaries (“Non-Employee Directors”), as described herein (the “Plan”).

2.

Purpose. The purpose of the Plan is to advance the Company’s growth and success and to advance its interests by attracting and retaining well-qualified Non-Employee Directors upon whose judgment the Company is largely dependent for the successful conduct of its operations and by providing such individuals with incentives to put forth maximum efforts for the long-term success of the Company’s business.

3.

Effective Date and Amendment and Restated of the Plan. The original effective date of the Plan was October 31, 2016. The Plan was approved by the sole shareholder of the Company prior to such date. The Plan was amended and restated effective as of March 12, 2020, following shareholder approval of the amended and restated Plan on such date.

4.

Shares Subject to the Plan. Subject to adjustment in accordance with the provisions of Section 8, the total number of ordinary shares of the Company (“Ordinary Shares”), available for awards under this Plan shall not exceed 250,000 shares. Ordinary Shares to be delivered under the Plan by the Company shall be made available from presently authorized but unissued Ordinary Shares or authorized and issued Ordinary Shares reacquired and held as treasury shares (subject to compliance with applicable law), or a combination thereof.

5.	Administration.

(a)	The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors.

(b)	Subject to the express provisions of the Plan, the Committee shall have the authority to interpret the Plan, to the extent provided by law.

(c)

The members of the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorney’s fees) arising from any act, omission, interpretation, construction or determination made in connection with the Plan to the full extent permitted by law, which shall be in addition to any directors and officers liability insurance that may be in effect from time to time and any other indemnification agreement or arrangement between the Company and its subsidiaries, on the one hand, and any member of the Committee, on the other hand.

6.

Grants of Ordinary Shares. If all or any portion of any Non-Employee Director fees (including but not limited to, the annual retainer, committee chair fees, and lead director fees) are to be paid in the form of Ordinary Shares under this Plan, as approved by the Board or the Committee, then the number of Ordinary Shares to be issued shall be such number, rounded down to the nearest whole share, whose value (determined on the date payment is due to be made) shall equal the amount to be paid. The value of an Ordinary Share on any given date means (a) the closing sales price on that date, or on the immediately preceding trading day if such date is not a trading day, as reported on the New York Stock Exchange, (b) if the Ordinary Shares are not listed on the New York Stock Exchange, but are traded on another national securities exchange or in an over-the-counter market, the last sales price (or, if there is no last sales price reported, the average of the last bid and asked prices) for the Ordinary Shares on the particular date, or on the last preceding date on which there was a sale of Ordinary Shares on that exchange or market, or (c) if the Ordinary Shares are neither listed on a national securities exchange nor traded in an over-the-counter market, the price determined by the Committee. The number of Ordinary Shares that may be awarded hereunder to any individual Non-Employee Director during any fiscal year of the Company shall not exceed the number of Ordinary Shares having a grant date fair value of USD $750,000.

7.	Termination of Service as Non-Employee Director. If a Non-Employee Director ceases to serve on the Board, then all rights to receive Ordinary Shares hereunder shall terminate immediately.

8.

Adjustment Provisions. In the event of any change in the Ordinary Shares by reason of a declaration of a share dividend (other than a share dividend declared in lieu of an ordinary cash dividend), spin-off, merger, consolidation, recapitalization, scheme of arrangement or split-up, combination or exchange of shares or otherwise, the aggregate number of shares available under this Plan shall be appropriately adjusted by the Committee, using the same standards and/or formulas as it uses in making adjustments under the Adient plc 2016 Omnibus Incentive Plan (or any successor plan thereto).

9.

Termination and Amendment of Plan. The Board (acting through the Committee to the extent permitted by law) may at any time terminate the Plan and may amend the Plan as it shall deem advisable including (without limiting the generality of the foregoing) any amendments deemed by the Board to be necessary or advisable to assure conformity of the Plan with any requirements of state, federal and foreign laws or regulations now or hereafter in effect; provided, however, that the Board may not, without further approval by the shareholders of the Company make any modifications which, under Rule 16b-3 or the rules of the New York Stock Exchange (or such other national securities exchange that is the primary exchange on which the Ordinary Shares are listed), require such approval.

10.

Rights as a Shareholder. A Non-Employee Director shall have no rights as a shareholder with respect to Ordinary Shares granted under this Plan until the date of issuance of the share certificate to him or her, or the date an appropriate book-entry issuing shares to him or her is made. No adjustment will be made for dividends or other rights for which the record date is prior to the date such Ordinary Shares are issued.

11.

Governing Law. The Plan, all awards hereunder, and all determinations made and actions taken pursuant to the Plan shall be governed by, except to the extent preempted by other applicable laws (1) with respect to the corporate law requirements applicable to the Company, the validity and authorization of the issuance of Ordinary Shares under the Plan and similar matters, the internal laws of Ireland (without reference to conflict of law principles thereof) and (2) with respect to all other matters relating to the Plan and awards hereunder, the internal laws of the State of New York (without reference to conflict of law principles thereof). The Plan, and all awards hereunder, shall also be interpreted in a manner consistent with, and shall be subject to compliance with, the requirements of the New York Stock Exchange (or such other national securities exchange that is the primary exchange on which the Ordinary Shares are listed).

12.	Unfunded Plan. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits.

13.

Tax Withholding. In the event the Company is required to withhold any taxes or other amounts as a result of the issuance of Ordinary Shares hereunder, the Company will, unless it otherwise determines, satisfy such tax obligations by withholding a number of Ordinary Shares otherwise issuable in the amount needed to satisfy any withholding obligations; provided that, the amount withheld may not exceed the Non-Employee Director’s minimum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its affiliates to avoid an accounting charge until Accounting Standards Update 2016-09 applies to the Company or its affiliates, after which time the amount withheld may not exceed the total maximum statutory tax rates associated with the transaction. Alternatively, the Company may require the Non-Employee Director to pay to the Company, in cash, promptly on demand, amounts sufficient to satisfy such tax obligations or make other arrangements satisfactory to the Company regarding the payment to the Company of the aggregate amount of any such tax obligations, or the Company may withhold from cash payable to the Non-Employee Director the amount needed to satisfy any withholding obligations. In any case, the Company may defer issuing Ordinary Shares if any such tax may be pending unless and until indemnified to its satisfaction.

14.

Requirements of Law and Securities Exchange. The issuance of Ordinary Shares hereunder is subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan, the Company has no liability to deliver any Ordinary Shares under this Plan unless such delivery would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Non-Employee Director has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Ordinary Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchange.

15.

Restrictive Legends; Representations. All Ordinary Shares issued (whether in certificated or book entry form) pursuant to this Plan shall bear such legends or be subject to such stop transfer orders as the Committee may deem advisable under the Plan or under applicable laws, rules or regulations or the requirements of any national securities exchange. The Committee may require each Non-Employee Director who acquires Ordinary Shares under the Plan to represent to the Company in writing that such individual is acquiring the Ordinary Shares without a view to the distribution thereof.

16.

Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles.

17.

Severability. If any provision of this Plan (a) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person, or (b) would disqualify this Plan under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of this Plan, then such provision should be stricken as to such jurisdiction or person, and the remainder of this Plan will remain in full force and effect.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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E89682-P31500-Z76096

Adient plc Annual General Meeting of Shareholders March 12, 2020 1:00 PM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Frederick A. Henderson and Cathleen A. Ebacher, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of the ordinary shares of Adient plc that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 1:00 PM, local time on March 12, 2020, at Radisson Blu Hotel, Dublin Airport, Dublin, Ireland, and any adjournment or postponement thereof.

A shareholder entitled to attend and vote is entitled to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual General Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than Frederick A. Henderson and Cathleen A. Ebacher, please contact the Ofﬁce of the Secretary and also note that your nominated proxy must attend the Annual General Meeting in person in order for your votes to be cast.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side

Adient plc 25-28 NORTH WALL QUAY IFSC, DUBLIN 1 IRELAND

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. ET on March 10, 2020 (or for shares held through the Adient US LLC Savings and Investment (401K) Plan no later than 11:59 P.M. ET, on March 9, 2020). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. ET on March 10, 2020 (or for shares held through the Adient US LLC Savings and Investment (401K) Plan no later than 11:59 P.M. ET, on March 9, 2020). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E89681-P31500-Z76096	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

ADIENT PLC
The Board of Directors recommends you vote FOR the following:
1. Election of Directors

Nominees:		For	Against	Abstain	The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

1a.	Julie L. Bushman	☐	☐	☐

2.  To ratify, by non-binding advisory vote, the appointment of PricewaterhouseCoopers LLP as our independent auditor for fiscal year 2020 and to authorize, by binding vote, the Board of Directors, acting through the Audit Committee, to set the auditors’ remuneration.

							☐	☐	☐
1b.	Peter H. Carlin	☐	☐	☐

1c.	Raymond L. Conner	☐	☐	☐	3. To approve, on an advisory basis, our named executive officer compensation.		☐	☐	☐

1d.	Douglas G. Del Grosso	☐	☐	☐	4. To approve the adoption of Adient’s Amended and Restated Director Share Plan.		☐	☐	☐
1e.	Richard Goodman	☐	☐	☐

1f.	José M. Gutiérrez	☐	☐	☐	In their discretion, the proxies are authorized to vote on such matters as may properly come before the meeting or any adjournments thereof.
1g.	Frederick A. Henderson	☐	☐	☐

1h.	Barb J. Samardzich	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date